EXHIBIT 10.15

                          401 BROAD HOLLOW REALTY CORP.



                                    LANDLORD



                      GREENSTONE ROBERTS ADVERTISING, INC.



                                     TENANT



                                  Form of Lease


                         PREMISES: 401 BROAD HOLLOW ROAD
                               MELVILLE, NEW YORK

                                TABLE OF EXHIBITS


         EXHIBIT                    DESCRIPTION

         A                          Diagram of Space

         B                          Tenant's Work Letter

         C                          Cleaning and Janitorial Service

         D                          Holidays

         E                          Rules and Regulations

         F                          Parking

          AGREEMENT OF Lease, made as of this day of 1998, between 401 Broad Hollow Realty Corp., a New York corporation having its principal office at 401 Broad Hollow Road, Melville, New York 11747 (hereinafter, "Landlord") and Greenstone Roberts Advertising, Inc., a ____________ corporation having an office at One Huntington Quadrangle, Suite 1C-14, Melville, New York 11747, (hereinafter, "Tenant").


                               W I T N E S S E T H

          Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the space(s) substantially as shown on the diagram attached hereto and made a part hereof as Exhibit A on a portion of the second floor of the building known as 401 Broad Hollow Road, Melville, New York (hereinafter, the "Building"), situated upon a plot of land in the Town of Huntington, County of Suffolk and State of New York, (hereinafter, the "Land"); said Land and Building sometimes referred to herein as the "Property", together with all fixtures, equipment, improvements, installations and appurtenances which at the commencement of or during the term of this Lease are attached thereto (except items not deemed to be included therein and removable by Tenant as provided in
Article V hereof), which space(s), fixtures, equipment, improvements, installations and appurtenances are hereinafter sometimes called the "Demised Premises", for a Preliminary Term (as defined in Section 4.05) and, thereafter, a term of ten (10) years (or until such term shall sooner cease and expire as hereinafter provided) to commence (hereinafter, the "Commencement Date"), subject to Sections "4.03" and "4.04" herein, on the earlier to occur of (i) Tenant actually taking possession of the Demised Premises for the purpose of conducting its business operations, (ii) the date on which the Demised Premises are Substantially Ready for Occupancy (as said term is defined in Section 4.03), or (iii) June 1, 1998; and to end at midnight on the tenth (10th) anniversary of the Commencement Date (hereinafter, the "Expiration Date"), said Commencement Date and Expiration Date being subject to the further provisions of this Lease, at a base annual rental set forth in Article XVI herein, which Tenant agrees to pay in equal monthly installments in advance on the first day of each calendar month during said term, at the office of Landlord or such other place as Landlord may designate in writing, without any set-off or deduction whatsoever.

          The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

                                    ARTICLE I
                                  Definitions

          The terms defined in this Article shall, for all purposes of this Lease, and all agreements supplemental hereto, have the meanings specified herein unless the context required otherwise.

          1.01. "Term of this Lease", shall mean the Preliminary Term and that period between the Commencement Date and the Expiration Date, or such earlier date(s) on which such term may expire or be cancelled or terminated pursuant to any of the conditions or covenants of this Lease or pursuant to law.

          1.02. "Tenant's Pro Rata Share" shall mean 12.2%.

          1.03. "Lease Year" shall mean any twelve (12) month consecutive period commencing on the Commencement Date.

          1.04. "Common Areas" shall mean the lobbies, entrances, stairs, elevators, off street loading berths, and other public portions and common areas or building service areas of the Building and the non-exclusive indoor and outdoor parking areas on the Land.

          1.05. The "Rentable Area" shall mean 12,944 square feet.

          1.06 The "Useable Area" shall mean 10,433 square feet.

                                   ARTICLE II
                                      Rent

          2.01. Tenant shall pay the "Base Rent" and the "Additional
Rent" (as such quoted terms are hereinafter defined) as hereinafter provided.

                                   ARTICLE III
                           Use of the Demised Premises

          3.01. Tenant shall use and occupy the Demised Premises for executive and general offices for the transaction of Tenant's business which is an advertising/public relations agency (hereinafter the "Permitted Use"), and for no other purpose. During the term of this Lease, Landlord agrees not to lease space in the Building to any other tenant for the purpose of using such space to conduct advertising and/or public relations operations. Tenant shall be limited to a maximum occupancy of full time/part time personnel at the Demised Premises of no more than one (1) person per 200 rentable square feet at any point in time.

          3.02. Tenant shall not at any time use or occupy, or suffer or permit anyone to use or occupy, the Demised Premises, or do or permit anything to be done in the Demised Premises, in violation of the Certificate of Occupancy for the Demised Premises or for the Building. Tenant shall not permit the Demised Premises to be used or operated in violation of any governmental requirements or requirements of the New York Board of Fire Underwriters.

          3.03. Tenant or the Tenant's servants, employees, licensees, invitees or visitors shall not use the halls, corridors, stairways, elevators or any other public portion of the Building or Property for eating or drinking or in a manner so as to cause any congestion of the public portions of the Building or the sidewalks or roadways adjoining the Building whether by trucking or by the congregating or loitering thereon of the Tenant and/or the servants, employees, licensees, invitees or visitors of the Tenant.

                                   ARTICLE IV
                            Completion and Occupancy

          4.01. Tenant has inspected the Demised Premises and the Building and is thoroughly acquainted with their respective conditions and acknowledges that the signing of this Lease Agreement for the Demised Premises by Tenant shall be conclusive evidence that the Demised Premises and the Building are in good and satisfactory condition at the time of such signing.

          4.02. Landlord shall have no obligation to alter, improve, decorate or otherwise prepare the Demised Premises for Tenant's occupancy. Tenant shall not be entitled to any abatement of rent due to the failure of Landlord to complete and open for use, by the Commencement Date, the gym and cafeteria planned for the Building. If Landlord is required by the terms hereof to do any such work without expense to Tenant and the cost of such work is increased due to any delay resulting from any act or omission of Tenant, its agents or employees, Tenant shall forthwith pay to Landlord an amount equal to such increase in cost.

          4.03. The Demised Premises shall be deemed "Substantially Ready for Occupancy" on date that Tenant's Work to be performed in accordance with Exhibit B shall have been substantially completed and permanent or temporary Certificates of Occupancy (or their equivalent) have been issued with respect to the Demised Premises, notwithstanding the fact that minor or any substantial details of construction, mechanical adjustment, or decoration remain to be performed, the non-completion of which do not materially interfere with Tenant's use of the Demised Premises.

          4.04. If Landlord is unable to give possession of the Demised Premises by June 1, 1998, because a Certificate of Occupancy, whether it be a temporary Certificate of Occupancy or Permanent Certificate of Occupancy, has not been issued for the Building permitting Tenant's occupancy, or for any other reason Landlord shall not be subject to any liability for failure to give possession on said date and the validity of this Lease shall not be impaired under such circumstances but the Commencement Date shall be delayed (provided Tenant is not responsible for Landlord's inability to complete construction or the delay is due to reasons beyond Landlord's control) until after Landlord shall have obtained a temporary or permanent Certificate of Occupancy for the Building or is otherwise able to give possession of the Demised Premises to the Tenant, provided however, if Landlord is unable to give possession of the Demised Premises by December 1, 1998 and such inability is not due in any way to Tenant's Delay, then in that event, Tenant, at Tenant's sole option, may elect to terminate this Lease by giving notice (the "Termination Notice") to Landlord within ten (10) days after December 1, 1998, and upon the giving of the Termination Notice, this Lease shall expire as if such date were the date set forth herein for expiration, and neither party shall have any further recourse against the other. Should Tenant fail to give the Termination Notice within such ten (10) day period Tenant shall be deemed to have waived such termination right. The provisions of this Section are intended to constitute "express provision to the contrary" within reading of Section 223-A of the New York Real Property Law.

          4.05. From the period beginning with the date hereof and ending on the Commencement Date (the "Preliminary Term"), Tenant shall be bound to keep and perform all of the terms, covenants, conditions, provisions and agreements to be kept and performed by Tenant under this Lease, except that Tenant shall not be obligated to pay Base Rent or those items of Additional Rent described in Articles XI, XII, XIX, XXIV AND XXX of this Lease. During the Preliminary Term, Landlord shall grant Tenant access to the Demised Premises in accordance with Exhibit B to perform Tenant's Work.

                                    ARTICLE V
                                   Alterations

          5.01. Initially, Tenant shall finish the Demised Premises in accordance with Tenant's Work Letter attached hereto as Exhibit B ("Tenant's Work"). After completion of Tenant's Work, Tenant shall make no alterations or changes in or to the Demised Premises (hereinafter, collectively "Tenant's Changes"), without Landlord's prior written consent provided however, such consent shall not be required in the case of (i) non-structural Tenant Changes not visible from the exterior of the Demised Premises and not affecting the integrity of the Building structure or Building systems and which can be accomplished at a total cost not to exceed $10,000; and (ii) any Tenant Change which is solely in the nature of a decorative change not visible from the exterior of the Demised Premises (i.e. painting, decorating and wall covering). Tenant shall be obligated only to notify Landlord of any such non-structural Tenant Changes costing less than $10,000 or any such decorative change prior to proceeding with such work. With respect to non-structural Tenant Changes exceeding a cost of $10,000 and not visible from the exterior of the Demised Premises, Tenant shall not make or proceed with any such Tenant Change without the prior written consent of the Landlord, which shall not be unreasonably withheld or delayed, and if Landlord shall fail to respond to Tenant's request to consent within ten (10) business days of such request, Landlord shall be deemed to have consented to such non-structural Tenant Change. Consent to requests for Tenant Changes involving the integrity of the Building structure or Building systems or which are visible from the exterior of the Demised Premises shall be given or withheld by Landlord in Landlord's sole and absolute discretion. All Tenant's Changes which shall be permitted by Landlord shall be accomplished at Tenant's expense by contractors approved in writing by Landlord. All installations, including Tenant's Initial Installations, installed in the Demised Premises at any time, either by Tenant or by Landlord on behalf of Tenant, shall, upon installation, become the property of Landlord and shall remain upon and be surrendered with the Demised Premises unless Landlord, by written notice to Tenant no later than thirty (30) days prior to the Expiration Date, elects to have them removed by Tenant, in which event the same shall be removed by Tenant at Tenant's expense prior to the Expiration Date.

          5.02. Nothing in this Article shall be construed to give Landlord title to or prevent Tenant's removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such equipment from the Demised Premises or upon removal of other installations as may be required by Landlord, Tenant shall immediately and at its expense, repair and restore the Demised Premises to the condition existing prior to such installation, reasonable wear and tear excepted and shall repair any damage to the Demised Premises or the Building due to such removal.

          5.03. All property permitted or required to be removed by Tenant at the end of the term hereof remaining in the Demised Premises after Tenant's removal therefrom shall be deemed abandoned and may, at the election of Landlord, be either retained as Landlord's property or removed from the Demised Premises by Landlord at Tenant's expense.

          5.04. Prior to commencing any Tenant's Changes, Tenant shall, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and upon completion, certificates of final approval thereof and shall promptly deliver duplicates of all such permits, approvals and certificates to Landlord. All Tenant's Changes shall be performed in compliance with all applicable requirements of insurance bodies having jurisdiction over the Demised Premises, and in such manner as not to interfere with, delay, or impose any additional expense upon Landlord in the construction, maintenance or operation of the Building. Tenant, at its expense, and with due diligence and dispatch, shall procure the cancellation or discharge of all notices of violation or mechanic's liens arising from or otherwise connected with Tenant's Changes. Additionally, Tenant agrees to carry and will cause Tenant's contractors and sub-contractors to carry such workers' compensation, general liability, personal and property damage insurance as Landlord may reasonably require.

          5.05. Landlord may require submission to it of plans and specifications in connection with granting or withholding its consent to any Tenant's Change. Landlord shall have no obligation to consent to any plans and specifications concerning any Tenant's Change if said plans and specifications have not been prepared or reviewed, as the case may be, by Landlord's mechanical engineer at Tenant's cost and expense. Prior to granting its consent to any such Tenant's Change, Landlord may impose such reasonable conditions as Landlord, in its sole discretion, may consider desirable.

          5.06. In the event Tenant or its agents shall physically accomplish any Tenant's Change, Tenant shall pay to Landlord as Additional Rent upon being presented with a bill therefor, a supervision fee equal to the reasonable, third party out-of-pocket fees incurred by Landlord, or if such supervisory services are conducted by Landlord's "in-house" personnel, Tenant shall pay Landlord a fee which shall be commercially reasonable and competitive.

                                   ARTICLE VI
                                     Repairs

          6.01. Landlord shall maintain and repair the Common Areas of the Building, both exterior and interior. Tenant shall take good care of the Demised Premises and the fixtures and appurtenances therein and, at Tenant's sole cost and expense, make all non-structural repairs thereto as and when needed to preserve said Demised Premises and fixtures in good working order and condition, reasonable wear and tear, obsolescence and damage from the elements, fire or other casualty, excepted. Notwithstanding the foregoing, all damage or injury to the Demised Premises or to any other part of the Building, or to its fixtures, equipment and appurtenances whether requiring structural or non-structural repairs, caused by or resulting from carelessness, omission, neglect or improper conduct of Tenant, Tenant's servants, employees, invitees or licensees, shall be repaired promptly by Tenant at its sole cost and expense, to the satisfaction of Landlord in its sole and absolute judgment. Tenant shall also repair all damage to the Building and the Demised Premises caused by the moving of Tenant's fixtures, furniture or equipment. All the aforesaid repairs shall be of the quality and class equal to the original work or construction.

          6.02. Tenant shall give Landlord prompt notice of any defective condition in any plumbing, heating/ventilation system or electrical lines located in, servicing or passing through the Demised Premises and, following such notice, Landlord shall remedy the condition with due diligence but at the expense of Tenant if repairs are necessitated by damage or injury attributable to Tenant, or Tenant's servants, agents, employees, invitees or licensees as aforesaid. There shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord or other tenants making or failing to make any repairs, alterations, additions or improvements in or to any portion of the Building or the Demised Premises or in and to the fixtures, appurtenances or equipment thereof unless such inconvenience, annoyance or injury was caused by Landlord's, or its servants, or employees', negligent acts or failure to act, and if as a result of such failure to make any such repairs, alterations, additions or improvements, Tenant is unable to conduct its business operations at the Demised Premises for a period of ten (10) consecutive Normal Business Days or more, then, in such event, Tenant shall be entitled to an abatement of Base Rent and Additional Rent for each day during such period that Tenant was unable to conduct its business operations. Notwithstanding the foregoing, in no event shall the Base Rent or Additional Rent be setoff hereunder, it being understood that Tenant may bring a separate action or legal proceeding.

                                   ARTICLE VII
                                 Window Cleaning

          7.01. Tenant will not clean, nor require, permit, suffer or allow any window in the Demised Premises to be cleaned from the outside in violation of
Section 202 of the Labor Law or any other applicable law or of the rules of any board or body having or asserting jurisdiction over the Demised Premises.

                                  ARTICLE VIII
                              Compliance With Laws

          8.01. Tenant shall give prompt notice to Landlord of any notice it receives of the violation of any law or requirements of any public authority with respect to the Demised Premises or the use or occupation thereof. Prior to the Commencement Date, if Tenant is then in possession of the Demised Premises, and at all times thereafter, Tenant shall promptly comply with all present and future laws, orders and regulations (including, without limitation, the Americans with Disabilities Act) of all state, federal, town, municipal and local governments, departments, commissions and boards or any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters or any similar body which shall impose any violation, order or duty upon Landlord or Tenant with respect to the Demised Premises if arising out of Tenant's use or manner of use of the Demised Premises (in which event Tenant shall effect such compliance at its sole cost and expense), or the Building or the Property if arising out of Tenant's use or manner of use of the Demised Premises or Tenant's acts in or about the Building or Property (in which event, notwithstanding anything herein to the contrary, Landlord shall effect such compliance but Tenant shall promptly pay on demand the cost thereof). Tenant shall pay all costs, expenses, fines, penalties or damages, which may be imposed upon Landlord by reason of Tenant's failure to comply with the provisions of this Article and if by reason of such failure the fire insurance rate shall, at the beginning of this Lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Landlord, as Additional Rent hereunder, for that portion of all fire insurance premiums thereafter paid by Landlord which shall have been charged because of such failure by Tenant, and shall make such reimbursement upon the first day of the month following such outlay by Landlord.

          8.02. Landlord represents, to the best of its knowledge, there exists no Hazardous Materials or environmental conditions at the Property, Building or Demised Premises which violate any applicable federal, state or local law, rule, regulation or order (collectively, "Environmental Laws"). The Tenant agrees that the Demised Premises shall be kept free of Hazardous Materials, and shall not be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce, process or in any manner deal with, Hazardous Materials, in violation of Environmental Laws, and the Tenant shall not cause or permit, as a result of any intentional or unintentional act or omission on the part of Tenant, the installation of Hazardous Materials in the Demised Premises or unto the Building or Property or suffer the presence of Hazardous Materials on the Property. Tenant agrees to comply with and insure compliance by all of its servants, employees, agents, visitors, invitees and subtenants with all Environmental Laws. In the event that the Tenant receives any notice or advice from any governmental agency or subtenant with regard to Hazardous Materials on, from or affecting the Demised Premises, Building or Property, the Tenant agrees to immediately notify the Landlord. Failure to comply with this Section 8.02 shall constitute a material default under this Lease. In the event of such default, Landlord shall have all rights available under this Lease and at law or equity, including, without limitation, the right to either (i) terminate the Lease and collect damages Landlord incurs as a result of such default, including, without limitation, cleanup costs incurred by Landlord as a resulting from the cleanup of any Hazardous Materials released into the Demised Premises, Building or Property by Tenant; or (ii) if such Hazardous Materials were, in fact, released by Tenant, require the cleanup of such Hazardous Materials at the Tenant's sole cost and expense while still enforcing the remaining terms and obligations of the Lease. For these purposes, "Hazardous Materials" shall include, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related or similar materials, asbestos or any material containing asbestos, or any other substance or material as defined by any Environmental Law, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, ET SEQ.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801, ET SEQ.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901, ET SEQ.), and in the regulations adopted and publications promulgated pursuant thereto. 8.03. Tenant shall not place a load upon any floor of the Demised Premises exceeding the floor load per square foot area which said floor was designed to carry and which is allowed by law.

                                   ARTICLE IX
                  Subordination, Attornment, Notice to Lessors
                                 and Mortgagees

          9.01. This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate in all respects to all present and future ground leases, overriding leases and underlying leases and/or grants of term of the Land and/or the Building or the portion thereof in which the Demised Premises are located in whole or in part now or hereafter existing and to all mortgages and building loan agreements, which may now or hereafter affect the Land and/or the Building and/or any of such leases, whether or not such mortgages shall also cover other lands and/or buildings, to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements and extensions of such leases and such mortgages and spreaders, consolidations and corrections of such mortgages. The provisions of this Article shall be self-operative and no further instrument of subordination shall be required.

          9.02. In confirmation of such subordination, Tenant shall promptly execute and deliver, at its own cost and expense, any instrument, in recordable form if requested by Landlord, that Landlord, the lessor of any such lease or the holder of any such mortgage or any of their respective successors in interest may reasonably request to evidence such subordination. The leases to which this Lease is, at the time referred to, subject and subordinate pursuant to this Article, are sometimes hereinafter called "superior leases", and the mortgages to which this Lease is, at the time referred to, subject and subordinate are sometimes hereinafter called "superior mortgages", and the lessor of a superior lease or its successor in interest at the time referred to is sometimes hereinafter called a "lessor", and the mortgagee of a superior mortgage is sometime referred to as "mortgagee".

          9.03. Landlord hereby notifies Tenant that this Lease may not be modified or amended so as to reduce the rent, shorten the term, or adversely affect in any other respect to any material extent the rights of Landlord hereunder, or be cancelled or surrendered without the prior written consent of each lessor or mortgagee as defined in Section 9.02 in each instance, except that said consent shall not be required for the institution or prosecution of any action or proceeding against Tenant by reason of a default on the part of Tenant under the terms of this Lease.

          9.04. This Lease shall not terminate or be terminable by Tenant by reason of any termination of any superior lease, by summary proceedings, or otherwise, unless the lessor under the terminated superior lease shall elect in connection therewith to terminate this Lease and the right of Tenant to possession of the Demised Premises. Tenant agrees without further instruments of attornment in such case, to attorn to such lessor, to waive the provisions of any statute or rule of law now or hereafter in effect which may give or purport to give Tenant any right of election to terminate this Lease or to surrender possession of the Demised Premises in the event such superior lease is terminated, and that unless and until said lessor shall elect to terminate this Lease and extinguish the leasehold estate demised hereunder, this Lease shall not be affected in any way whatsoever by any such proceeding or termination. Tenant shall take no steps to terminate this Lease, whether or not such superior lease be terminated, without giving written notice to such lessor, and a reasonable opportunity to cure (without such lessor being obligated to cure), any default on the part of Landlord under this Lease.

          9.05. If, in connection with the procurement, continuation or renewal of any financing for which the Land, and/or the Building or the interest of the lessee therein under a superior lease represents collateral in whole or in part, an institutional lender shall request reasonable modifications of this Lease as a condition of such financing, Tenant will not withhold its consent thereto provided that such modifications do not increase the obligations of Tenant under this Lease or adversely affect any rights of Tenant under this Lease.

                                    ARTICLE X
                                  Condemnation

          10.01. If the whole of the Demised Premises shall be taken for any public or quasi-public use by any lawful power or authority by exercise of the right of condemnation or of eminent domain, or by agreement between Landlord and those having the authority to exercise such right (hereinafter called "Taking"), the term of this Lease and all rights of Tenant hereunder except as hereinafter provided, shall cease and expire as of the date of vesting of title as a result of the Taking, and the Base Rent and Additional Rent payable under this Lease shall abate from the date on which the Taking occurs.

          10.02. In the event of a Taking of less than the whole of the Demised Premises, or a portion of the parking area, this Lease shall cease and expire in respect of the portion of the Demised Premises and/or parking area taken upon vesting of title as a result of the Taking and, if the Taking results in the portion of the Demised Premises remaining after the Taking being inadequate, in the reasonable judgment of Landlord and Tenant (subject to Article XLVIII if the parties are unable to agree) for the efficient, economical operation of the Tenant's business conducted at such time, this Lease shall terminate, cease and expire in its entirety upon vesting of title as a result of the Taking. If this Lease shall not terminate as aforesaid: (i) the new Base Rent payable under this Lease shall be the product of the total Base Rent payable under this Lease multiplied by a fraction, the numerator of which is the rentable square foot area of the Demised Premises remaining after the Taking, and the denominator of which is the rentable square foot area of the Demised Premises immediately preceding the Taking, and in the event any area of the Demised Premises is rendered unusable for a period of time due to Landlord making repairs as a result of such Taking, and Tenant vacates such unusable portion of the Demised Premises during such time period, the Base Rent shall be further apportioned during such time period according to the part of the Demised Premises which was unusable and, (ii) the net award for the Taking shall be paid to and first used by Landlord (subject to the rights of any mortgagee) to restore the portion of the Demised Premises and the Building remaining after the Taking to substantially the same condition and tenantability as existed immediately preceding the date of the Taking, and the remainder shall be kept by Landlord as its award.

          10.03. In the event of a Taking of less than the whole of the Demised Premises which occurs during the period of two (2) years next preceding the termination date of this Lease, Landlord may elect to terminate this Lease by giving notice to the Tenant of such election, not more than thirty (30) days after the actual Taking by the condemning authority, stating the date of termination, which date of termination shall be no more than thirty (30) days after the date on which such notice of termination is given and upon the date specified in such notice, this Lease and the term hereof shall cease. On or before such termination date, Tenant shall vacate the Demised Premises, and any of Tenant's property remaining in the Demised Premises subsequent to such termination date shall be deemed abandoned by Tenant and shall become the property of Landlord unless, Landlord, in its notice of termination elects to relinquish Landlord's right thereto and to have such property removed by Tenant prior to the expiration of this Lease, at Tenant's expense.

          10.04. In the event of a Taking of the Demised Premises or any part thereof, and whether or not this Lease is terminated, Tenant shall have no claim against Landlord or the condemning authority for the value of the unexpired term of this Lease. Tenant agrees that in any condemnation proceeding, Tenant may make a claim only for the value of Tenant's fixtures, equipment and moving expenses, and only provided that such claim does not reduce the Landlord's award.

                                   ARTICLE XI
                            Assignment and Subletting

          11.01. Tenant shall not assign, mortgage or encumber this Lease, its interest hereunder or the estate granted hereby, nor sublet or suffer or permit the Demised Premises or any part thereof to be used by others, without the prior written consent of Landlord in each instance.

          11.02. If Tenant should assign its interest in this Lease, or if all or any part of the Demised Premises be underlet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, under-tenant or occupant, as the case may be, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, under-tenant or occupant as Tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant contained herein. The consent by Landlord to any assignment or underletting shall not in any way be construed to relieve Tenant, or any assignee or subtenant, as the case may be, from obtaining the express consent in writing of Landlord to any further assignment or underletting in accordance with and subject to the further provisions of this Article XI. In no event shall any permitted sublessee assign or encumber its sublease or further sublet all or any portion of its sublet space, or otherwise suffer or permit the sublet space or any part thereof to be used or occupied by others, without Landlord's prior written consent in each instance.

          11.03. If Tenant shall desire to assign this Lease, or to sublet the Demised Premises, it shall no later than sixty (60) days prior to the proposed effective date of the assignment or sublet, submit to Landlord a written request for Landlord's consent to such assignment or subletting, which request shall contain the following information: (i) the name and address of the proposed assignee or subtenant; (ii) the terms and conditions of the proposed assignment or subletting; (iii) the nature and character of the business of the proposed assignee or subtenant and its proposed use of the Demised Premises; and (iv) current financial information and any other information Landlord may request. Landlord may then, by notice to such effect given to Tenant within thirty (30) days after either the receipt of Tenant's request for consent or the receipt of such further information as Landlord may request pursuant to this Section 11.03 above, whichever is later,terminate this Lease on a date to be specified in said notice (hereinafter, the "Termination Date") which date shall be not earlier than one (1) day before the effective date of the proposed assignment or subletting nor later than sixty-one (61) days after said effective date. Tenant shall then vacate and surrender the Demised Premises on or before the Termination Date and the Term of this Lease shall end on the Termination Date as if that were the Expiration Date. Landlord shall be free to, and shall have no liability to Tenant if Landlord should, Lease all or any part of the Demised Premises to Tenant's prospective assignee or subtenant.

          11.04. If Landlord shall not exercise its option to terminate this Lease pursuant to Section 11.03 above, Landlord shall not unreasonably withhold its consent to the proposed assignment or subletting referred to in Tenant's notice given pursuant to said Section, provided that the following further conditions shall be fulfilled:

          (1) The Demised Premises shall not, without Landlord's prior consent, have been listed or otherwise publicly advertised for assignment or subletting at a rental less than the prevailing rental for space in the Building;

          (2) Tenant shall not then be in default hereunder beyond the time herein provided, if any, to cure such default;

          (3) The proposed assignee or subtenant shall have a financial standing, be of a character, be engaged in a business, and propose to use the Demised Premises in a manner in keeping with the standards in such respect of the other tenancies in the Building;

          (4) Landlord does not or in Landlord's reasonable judgment will not have, within six (6) months after the date of said Tenant's notice, comparable space available for the proposed subtenant or assignee in the Building, the proposed assignee or subtenant shall not then be a tenant, subtenant or assignee of any space in the Building other than of space included in the Demised Premises nor shall the proposed assignee or sublessee be a person or entity with whom Landlord is then negotiating to lease space in the Building;

          (5) The proposed use of the Demised Premises by the proposed assignee or subtenant shall not (a) be likely to increase Landlord's operating expenses beyond that which would be incurred for use of other tenancies in the Building, or (b) increase the burden on existing cleaning services or elevators over the burden prior to such proposed subletting or assignment, or (c) be inconsistent with the Permitted Use.

          (6) No subletting shall end later than one (1) day before the Expiration Date of this Lease or shall be for a term of less than two (2) years unless it commences less that two (2) years before the Expiration Date;

          (7) No subletting shall be for less than one-half of the floor space of the entire Demised Premises;

          (8) Tenant shall reimburse Landlord on demand for any costs that may be incurred by Landlord in connection with said assignment or sublease, including, without limitation, the costs of making investigations as to the acceptability of the proposed assignee or subtenant, and reasonable legal costs incurred in connection with the granting of any requested consent;

          (9) The form of the proposed sublease shall be in form reasonably satisfactory to Landlord and shall comply with the applicable provisions of this Article;

          (10) In Landlord's reasonable judgment the proposed assignee or subtenant is engaged in a business, and the Demised Premises, or the relevant part thereof, will be used in a manner, which (i) is in keeping with the then standards of the Building; (ii) is limited to a use which is for executive and general offices, and (iii) will not violate any negative covenant as to use contained in any other lease of space in the Building; (iv) will not materially increase the density of use by way of an increase in employees, customers and/or invitees such that the density of use is increased to a level which is not in keeping with the then average density of the remaining tenants in the Building at that time;

          (11) The proposed assignee or subtenant shall not be: a government or any subdivision or agency thereof; medical offices; a school, college, university or educational institution of any type, whether for profit or non-profit; an employment or recruitment agency; a travel agency; or a messenger service.

          (12) Tenant shall have complied with the provisions of Section 11.03 and Landlord shall not have exercised its option to terminate under said Section
11.03 within the time permitted therefor.

          11.05. Every subletting hereunder is subject to the express condition, and by accepting a sublease hereunder each subtenant shall be conclusively deemed to have agreed, that if this Lease should be terminated prior to the Expiration Date or if Landlord should succeed to Tenant's estate in the Demised Premises, then at Landlord's election the subtenant shall either surrender the Demised Premises to Landlord within sixty (60) days of Landlord's request therefor, or attorn to and recognize Landlord as the subtenant's landlord under the sublease and the subtenant shall promptly execute and deliver any instrument Landlord may request to evidence such attornment.

          11.06. Tenant shall furnish Landlord with a counterpart (which may be a reproduced copy) of each sublease or assignment made hereunder within ten (10) days after the date of its execution.

          11.07. Notwithstanding any assignment and assumption by the assignee of all or any part of the obligations of Tenant hereunder, Tenant herein named, and each immediate or remote successor in interest of Tenant named herein, shall remain liable jointly and severally (as a primary obligor) with its assignee and all subsequent assignees for the performance of Tenant's obligations hereunder, and, without limiting the generality of the foregoing, shall remain liable to Landlord for all acts and omissions on the part of any assignee subsequent to it in violation of any of the obligations of this Lease.

          11.08. Notwithstanding anything to the contrary contained in this Lease, no assignment of Tenant's interest in this Lease shall be binding upon Landlord unless the assignee, and if the assignee is a partnership, the individual partners, shall execute and deliver to Landlord an agreement, in recordable form, whereby such assignee agrees unconditionally to be personally bound by and to perform all of the obligations of Tenant hereunder and further expressly agrees that notwithstanding such assignment the provisions of this Article shall continue to be binding upon such assignee with respect to all future assignments and transfers. A failure or refusal of such assignee to execute or deliver such an agreement in recordable form shall not release the assignee from its liability for the obligations of Tenant hereunder assumed by acceptance of the assignment of this Lease.

          11.09. If Tenant shall assign or sublet the Demised Premises to anyone for rents which for any period shall exceed the Base Rent and Additional Rent payable under this Lease for the same period, Tenant shall pay Landlord, as Additional Rent hereunder, (i) in the case of an assignment, the amount of all monies, if any, which assignee has agreed to and does pay to Tenant in consideration of making the assignment less, however all reasonable out-of-pocket costs actually incurred by Tenant in connection with the making of such assignment, including but not limited to any brokerage fees, legal fees and alteration costs, and (ii) in the case of a sublet, the amount of any rents, additional charges or other consideration payable under the sublease to Tenant by the sublessee which is in excess of the Base Rent and Additional Rent accruing during the term of the sublease allocable to that portion of the Demised Premises affected by the sublease pursuant to the terms hereof, plus the amounts, if any, payable by such sublessee to Tenant pursuant to any side agreement as consideration (partial or otherwise) for Tenant making such subletting, less, however, all reasonable out-of-pocket costs actually incurred by Tenant in connection with the making of the sublease such as brokerage fees, legal fees and alteration costs. The sums payable under this Section 11.09 shall be paid to Landlord as Additional Rent as and when payable by the subtenant to Tenant.

          11.10. Any transfer, by operation of law or otherwise, of Tenant's interest in this Lease (in whole or in part) or of a fifty (50%) percent or greater interest in Tenant (whether stock, partnership interest or otherwise) shall be deemed an assignment of this Lease within the meaning of this Article. If there has been a previous transfer of less than a fifty (50%) percent interest in Tenant, then any simultaneous or subsequent transfer of an interest in Tenant which, when added to the total percentage interest previously transferred, total a transfer of greater than a fifty (50%) percent interest in Tenant, shall be deemed an assignment of Tenant's interest in this Lease within the meaning of this Article.

          11.11. Notwithstanding the provisions of Section 11.04 hereof, if Tenant is a corporation, Tenant shall have the right, without the consent of Landlord, to assign its interest in this Lease to a parent, subsidiary or affiliate of Tenant or any corporation which is a successor to Tenant either by merger or consolidation, or in connection with the transfer of all of the business and assets of the Tenant or a public offering of Tenant's stock provided that the successor shall have a tangible net worth, determined in accordance with generally accepted accounting standards, at least equal to the tangible net worth of Tenant at the time of the transaction. No such assignment shall be valid unless, within ten (10) days prior to the effective date thereof, Tenant shall deliver to Landlord (i) a duplicate original instrument of assignment in form and substance satisfactory to Landlord, duly executed by Tenant, (ii) an instrument in form and substance satisfactory to Landlord, duly executed by the assignee, in which such assignee shall assume observance and performance of and to be personally bound by, all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed.

          11.12. In the event that (i) Landlord fails to exercise any of its options under this Article and (ii) Tenant fails to execute and deliver the assignment or sublease to which Landlord consented within forty-five (45) days after the giving of such consent, then, Tenant shall again comply with all of the provisions and conditions of this Article before assigning its interest in this Lease or subletting the Demised Premises.

                                   ARTICLE XII
                                   Electricity

          12.01. Tenant shall make no alterations or additions to the electrical distribution system, electrical equipment or appliances without the prior written consent of Landlord in each instance. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the Building or the risers or wiring installation therein and Tenant may not use any electrical equipment which, in Landlord's sole judgment, will overload such installations or interfere with the use thereof by other tenants of the Building.

          12.02. Landlord shall furnish at Tenant's expense electric current to Tenant in the Demised Premises in accordance with the Building electric design of two (2) watts per square foot of Useable Area for lighting and one (1) watt per square foot of Useable Area for power. Tenant shall be responsible for the installation, cost, operation and maintenance of such additional fixtures or systems and business machines as Tenant shall deem necessary and which Landlord shall permit in writing in accordance with the provisions of this Lease to accommodate any total lighting and power electrical load in the Demised Premises occasioned by Tenant's use thereof in excess of three (3) watts per square foot of Useable Area.

          12.03. Except as otherwise provided in Section 12.08 hereof, effective as of the Commencement Date, Tenant shall pay to Landlord as Additional Rent an amount determined by multiplying the Tenant's Rentable Area by $2.25 per square foot (subject to adjustment as hereinafter specified), said sum to be composed of the following: (i) for Tenant's consumption of electrical power in the Demised Premises, an amount determined by multiplying the Rentable Area by a factor (hereinafter called the "Demised Premises Electricity Factor") of $1.25 per square foot, and (ii) for Tenant's Pro-Rata Share (as defined in Section 1.02) of the Building Electricity Costs (as hereinafter defined), an amount determined by multiplying the Rentable Area by a factor (hereinafter called the "Building Electricity Factor") of $1.00 per square foot. As used in this Article XII, "Building Electricity Costs" shall mean all costs and expenses incurred by the Landlord for the purchase and/or use of electricity (a) throughout the Building during Normal Business Hours (as defined by Section 24.08 hereof), which shall include but not be limited to that electricity used for all heating, ventilating, air-conditioning, machinery, mechanical and service facilities, elevators, lobbies, entrances, corridors, stairwells, bathrooms, elevators, and loading docks, and (b) for Building site lighting and after Normal Business Hours. Building Electricity Costs shall not include: (x) electricity for which any tenant in the Building is obligated to pay Landlord pursuant to the provisions of Section 12.03(i), and (y) electricity provided to other tenants in the Building for heating, ventilating or air-conditioning after Normal Business Hours. The Demised Premises Electricity Factor and the Building Electricity Factor shall both be subject to adjustment pursuant to the provisions of Sections 12.04, 12.05 and 12.06. The Additional Rent provided for in this Article shall be payable in equal monthly installments in advance on the first day of each and every calendar month. If Landlord shall commence supplying such electric current on any day other than the first day of a calendar month, such Additional Rent payable for such calendar month shall be prorated.

          12.04. The Demised Premises Electricity Factor and Building Electricity Factor shall be subject to increase by a percentage equal to the percentage increase in cost to the Landlord of supplying such electricity, as a result of the occurrence of any of the following events:

          (a) An increase in the public utility rate for the supply of electrical energy to the Building. As used in this Article XII, the term "public utility rate" shall include any fees, tariffs, rates or surcharges foreseen or unforeseen, now or at any time in the future imposed which Landlord is required to pay in connection with obtaining electrical energy for the Building, including without limitation, fuel adjustment increases;

          (b) An increase in any sales, excise or similar taxes, or the addition of or increase in any other similar charges levied for the purchase of electric energy;

          (c) An increase in Tenant's consumption of electric energy in the Demised Premises, or an increase in the Building Electricity Costs;

          Upon any adjustment of the Demised Premises Electricity Factor and/or the Building Electricity Factor pursuant to the provisions of Section 12.04, Landlord shall furnish to Tenant a statement setting forth the Additional Rent payable hereunder. In no event, however, shall either the Demised Premises Electricity Factor or the Building Electricity Factor be less, respectively, than $1.25 and $1.00 per square foot.

          12.05. Each adjustment in Additional Rent payable pursuant to this Article shall be effective retroactively as of:

          (a) The effective date of any of the increases set forth in subsections (a) and (b) of Section 12.04 hereof; and

          (b) With respect to any adjustment accomplished pursuant to the provisions of subsection (c) of Section 12.04 hereof, the date of the completion of the survey referred to in Section 12.06.

          Tenant shall pay to Landlord the first installment of Additional Rent due as a result of any adjustments pursuant to Section 12.04 within twenty (20) days after Landlord shall have submitted to Tenant the statement set forth therein. Thereafter, Tenant's payments of Additional Rent due pursuant to this Article shall be in accordance with Section 12.03.

          12.06. The parties agree that Landlord shall have the right to engage a reputable, independent electrical consultant selected by Landlord ("Landlord's Electrical Consultant") to survey the Building to determine whether the Demised Premises Electricity Factor and/or the Building Electricity Factor set forth in
Section 12.03 are accurate. Landlord's Electrical Consultant shall have the right, upon reasonable notice to Tenant, to enter the Demised Premises to conduct the electric survey. Any survey of Building Electricity Costs shall be predicated on the assumption that, as of the date of the survey, the Building was 95% occupied. If Landlord's Electrical Consultant determines that an increase in the Demised Premises Electricity Factor and/or the Building Electricity Factor is appropriate then Landlord shall furnish Tenant with a statement setting forth the Additional Rent payable hereunder. Such Additional Rent shall be payable in accordance with Sections 12.03, 12.04 and 12.05. The cost of hiring Landlord's Electrical Consultant shall be borne by Landlord; provided however, if an adjustment of the Demised Premises Electricity Factor is the result of Tenant's alterations or changes in electrical consumption, Tenant shall bear the cost thereof to the extent such adjustment is the result of Tenant's alterations or changes in electrical consumption.

          12.07. The determination of the Landlord's Electrical Consultant pursuant to Section 12.06 hereof shall be conclusive and binding upon Tenant. However, with respect to the Demised Premises Electricity Factor, Tenant, not later than thirty (30) days following the date upon which the statement setting forth any increase in Additional Rent is delivered to Tenant, shall advise Landlord in writing if Tenant is of the reasonable opinion that such determination is erroneous. In such event, Tenant shall, at its own expense, obtain from a reputable, independent electrical consultant ("Tenant's Electrical Consultant") its own survey of the Demised Premises Electricity Factor. Tenant's Electrical Consultant and Landlord's Electrical Consultant shall then seek to agree on a final determination of such change in the Demised Premises Electricity Factor. If they cannot agree, they shall choose a third reputable electrical consultant (the "Independent Electrical Consultant") the cost of which shall be shared equally by Landlord and Tenant, to make a similar survey. The determination of the Demised Premises Electricity Factor by the Independent Electrical Consultant shall be binding on both parties. If the consultants cannot agree on the Independent Electrical Consultant, the choice of the Independent Electrical Consultant shall be referred to arbitration pursuant to the provisions of Article XLVIII of this Lease. Pending resolution of any dispute with respect to the amount of the Demised Premises Electricity Factor, Tenant shall pay to the Landlord the amount of Additional Rent based on the Demised Premises Electricity Factor determined by Landlord's Electrical Consultant. Thereafter, Landlord and Tenant shall make adjustment for any deficiency owed by the Tenant or any overage paid by Tenant pursuant to the original determination of Landlord's Electrical Consultant. In no event shall the Demised Premises Electricity Factor ever be less than $1.25 per square foot.

          12.08. Landlord, upon not less than sixty (60) days, prior written notice to Tenant, may discontinue the furnishing of electric current to the Demised Premises if Landlord's discontinuance is required by any laws or requirements of public authorities or by the utility company supplying electric current or if Landlord, by reason of any law or requirement of public authority, is not permitted to recover the costs to it of supplying electric current to Tenant. In such case, Tenant shall pay for the supplying of such electric current from said public utility and Landlord shall permit its wires, risers, conduits, feeders and switchboards, to the extent available, suitable and safely capable, to be used for the purpose of supplying such electric current. Tenant at its sole cost and expense shall provide all additional equipment and installations (including metering equipment) necessary to permit purchase by Tenant of electric current directly from the public utility supplying the Building. Notwithstanding the foregoing, Landlord shall not discontinue the furnishing of electric current to the Demised Premises unless and until the additional equipment and installations (including metering equipment) necessary to permit purchase by Tenant of electric current directly from the public utility supplying the Building have been installed and electric current in a quantity and of the character then being supplied by Landlord is available to Tenant from such public utility.

          12.09. In the event that Landlord shall discontinue the furnishing of electric current pursuant to Section 12.08 hereof, Tenant's obligation to pay Landlord Additional Rent pursuant to this Article shall terminate with respect to the period from and after the date Landlord discontinued the furnishing of electric current.

          12.10. At Landlord's option, Tenant shall purchase from Landlord at a reasonable, competitive price and Landlord shall install, at Tenant's expense, all lamps and ballasts used in the Demised Premises.

          12.11. Tenant shall advise Landlord with respect to any material change in the periods of use of lighting fixtures, business machines and other electrical equipment within the Demised Premises.

          12.12. Landlord shall not be liable to Tenant for any loss or damage or expense which Tenant may sustain or incur by reason of any failure, inadequacy or defect in the character, quantity or supply of electric current furnished to the Demised Premises except for actual damage suffered by Tenant by reason of any such failure, inadequacy or defect caused by the wrongful act, wrongful failure to act or the negligence of Landlord, Landlord's agent's, employees or representatives.

                                  ARTICLE XIII
                           Access to Demised Premises

          13.01. Landlord or Landlord's agents shall have the right to enter the Demised Premises in any emergency at any time, and, at other reasonable times on at least forty eight (48) hours prior written notice to Tenant, to examine the same and to make such repairs, replacements and improvements as Landlord may deem necessary and desirable to the Demised Premises or to any other portion of the Building or which Landlord may elect to perform following Tenant's failure to make repairs or perform any work which Tenant is obligated to perform under this Lease, or for the purpose of complying with laws, regulations and other directions of governmental authorities. Tenant shall not be entitled to any abatement of rent while such work is in progress nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof Landlord shall have the right to enter the Demised Premises at reasonable hours on at least forty eight (48) hours prior written notice to Tenant for the purpose of showing the same to prospective purchasers or mortgagees of the Building or the Property and during the last six (6) months of the term for the purpose of showing the same to prospective tenants. If Tenant is not present to open and permit an entry into the Demised Premises, Landlord or Landlord's agents may enter the same whenever such entry may be necessary by reason of emergency by master key or forcibly and provided reasonable care is exercised to safeguard Tenant's property and such entry shall not render Landlord or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected.

                                   ARTICLE XIV

                              Intentionally Omitted

                                   ARTICLE XV
                              Intentionally Omitted

                                   ARTICLE XVI
                          Base Rent and Additional Rent

          16.01. As set forth on the first page of this Lease, during the term hereof the rent reserved under this Lease shall be and consist of:

          (i) an annual fixed rent (the "Base Rent") in the following amounts for the following Lease Years:

         Lease Year           $ Amount Base Rent    $ Monthly Base Rent

             1                    271,824.00            22,652.00
             2                    282,696.96            23,558.08
             3                    288,463.98            24,038.67
             4                    333,267.18            27,772.27
             5                    340,865.67            28,405.47
             6                    347,853.42            28,987.79
             7                    393,816.42            32,818.04
             8                    402,559.14            33,546.60
             9                    410,690.83            34,224.24
             10                   419,068.93            34,922.41

          (ii) such other sums of money as shall become due and payable by Tenant hereunder (hereinafter, "Additional Rent") including, without limitation, those items specified in Articles XI, XII, XVII, XIX and XXIV of this Lease, all of which sums shall be payable as hereinafter provided, all to be paid to Landlord, as specified on the first page of this Lease, subject, however, to increase, decrease or abatement as expressly provided in this Lease. In the event any installment of Base Rent or Additional Rent required pursuant to the provisions of this Lease to be paid by Tenant is not paid when due, such installment shall bear interest at the rate of sixteen (16%) percent per annum from the date said installment was due and payable, said interest to be deemed Additional Rent. In addition, Tenant shall pay upon demand by Landlord reasonable attorney's fees incurred by Landlord in connection with the collection or payment of said interest, said attorney's fees to be deemed Additional Rent.

          (iii) so long as Tenant shall have duly kept and performed all of the terms, covenants, conditions, provisions and agreements to be kept and performed by Tenant under this Lease, Landlord shall grant to Tenant a credit of $33,978.00 to be applied to the Base Rent which would otherwise accrue for the first one and one-half (1 1/2) months occurring after the Commencement Date of the term hereof. If the Commencement Date shall not be the first day of any month, the rent credit shall be prorated in the manner set forth.

                                  ARTICLE XVII
                              Intentionally Omitted

                                  ARTICLE XVIII
                              Intentionally Omitted

                                   ARTICLE XIX
                           Real Estate Tax Escalation

          19.01. Tenant shall pay to Landlord as Additional Rent real estate tax escalations pursuant to the further provisions of this Article XIX.

          19.02. For the purposes of this Article, the term "Taxes" shall include the sum of all real estate taxes and assessments, special assessments, water and sewer rents, excises, levies, and any other charges by any public authority, which are general or special, ordinary or extraordinary, foreseen or unforeseen, or of any kind and nature whatsoever, and which shall or may, during or in respect to the Term of this Lease, be assessed, levied, charged, confirmed, or imposed upon, or become due and payable out of, or become a lien on the Demised Premises, Land, Building, Property or appurtenances or facilities used in connection therewith. If at any time during the Term of this Lease the methods of taxation prevailing at the execution of this Lease shall be altered so that in lieu of or as a substitute for the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on real estate or the improvements thereon there shall be levied, assessed or imposed (i) a tax, assessment, levy, imposition or charge wholly or partially payable as a capital levy or otherwise on the rents received therefrom, or (ii) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon the Demised Premises and imposed upon Landlord, or (iii) a license fee or charge measured by the rents payable by Tenant to Landlord, or (iv) a license fee or charge measured by the rent receivable by Landlord for the Building or the Property or any portion thereof and/or the Land or any other building or other improvements constructed on the Land, or (v) a tax, license fee or charge imposed on Landlord which is otherwise measured by or based in whole or in part, upon the Property, the Building or any portion thereof and/or the Land or any other building or other improvements constructed on the Land, or
(vi) any other tax or levy imposed in lieu of or as a substitute for Taxes which are levied, assessed or imposed as of the date of this Lease, then in any such event, the same shall be included in the computation of Taxes hereunder. A tax bill or copy thereof shall be conclusive evidence of the amount of Taxes or installments thereof.

          19.03. In the event that subsequent to the Commencement Date the Taxes levied upon the Land and the Building increase above the Base Tax Amount, Tenant agrees to pay as Additional Rent Tenant's Pro Rata Share of any and all such increases in Taxes. The term "Base Tax Amount" shall mean the amount equal to the assessed value of the Building during the first Tax Year in which the rentable area of the Building is at least eighty (80%) percent leased pursuant to leases in which the tenant's space is substantially ready for the tenant's occupancy (including rentable area previously leased pursuant to leases executed after the date hereof which may hereafter expire or otherwise be terminated) (the "Full Assessment Tax Year") multiplied by the tax rate in effect for the 1997/1998 Tax Year. The term "Tax Year" shall mean the fiscal year for Suffolk County Town and School Taxes covering the period beginning December 1 and ending on November 30. In addition, if subsequent to the 1998/1999 Tax Year but prior to the Full Assessment Tax Year there are increases in Taxes due to increases in the tax rate, then Tenant agrees to pay as Additional Rent, Tenant's Pro Rata share of any increase in Taxes to the extent such increase was due to an increase in the applicable tax rate.

          19.04. For each Lease Year during the Term of this Lease the method of computing any Additional Rent resulting from changes in Taxes shall be as set forth in Section 19.03 hereof.

          19.05. If, during any lease year subsequent to the Base Tax Year, the Taxes, whether by virtue of an increase in the assessment of the Land and/or Building is increased over and above the Base Tax Amount, Tenant shall pay to Landlord within twenty (20) days after written demand by Landlord therefor, together with a copy of the appropriate tax bills, as Additional Rent, an amount equal to one-twelfth (1/12) of Tenant's Pro Rata Share of the amount of such increase for each month as shall have elapsed between the effective date of such increase and the date of payment thereof by Tenant. Thereafter, and for the balance of the term of this Lease, Tenant shall pay to Landlord as Additional Rent with each monthly installment of Base Rent an amount equal to one-twelfth (1/12) of Tenant's Pro Rata Share of such increase until further readjusted pursuant to the terms of this Lease. Tax bills submitted by Landlord to Tenant shall be conclusive evidence of the amount Taxes so assessed.

          19.06. Only Landlord shall be eligible to institute proceedings to reduce the assessed valuation of the Land, the Building or the Property. In the event the Landlord shall obtain a tax refund as a result of any such reduction proceedings, then, provided Tenant is not then in default under the terms of this Lease and after all applicable grace periods have expired and after the final conclusion of all appeals or other remedies, Tenant shall be entitled to Tenant' s Pro Rata Share of the net refund obtained. As used herein, the term "net refund" means the refund plus interest, if any, thereon, paid by the governmental authority less appraisal, engineering, expert testimony, attorney, printing and filing fees and all other Landlord costs and expenses of the proceeding. Tenant shall pay to Landlord Tenant's Pro Rata Share of all appraisal, engineering, expert testimony, attorney, printing and filing fees and all other reasonable costs and expenses of the proceeding incurred by Landlord in the event said proceeding does not result in any net refund. Further, in the event the Landlord is successful in any such reduction proceeding, and the Base Tax Amount is reduced, for the purposes of this Lease such reduced Base Tax Amount shall be used in computing Tenant's Pro Rata Share of increases in Taxes and may be applied retroactively by Landlord, and any portion of the Taxes payable by Tenant as a result of such retroactive calculation shall be paid by Tenant to Landlord within twenty (20) days of a bill being presented by Landlord to Tenant therefor.

          19.07. Landlord's failure during the Term of this Lease to submit tax bills or copies thereof to Tenant, or Landlord's failure to make demand under this Article or under any other provision of this Lease shall not in any way be deemed a waiver of, or cause Landlord to forfeit or surrender its rights to collect any items of Additional Rent which may have become due pursuant to this Article during the term of this Lease. Tenant's liability for the Additional Rent due under this Article shall survive the expiration or sooner termination of this Lease.

          19.08. In no event shall any adjustment of Tenant's Pro Rata Share of the Taxes payable hereunder result in a decrease in Base Rent or Additional Rent payable pursuant to any other provision of this Lease, it being agreed that the payment of Additional Rent under this Article is an obligation supplemental and in addition to Tenant's obligation to pay Base Rent.

                                   ARTICLE XX
                             (Intentionally Omitted)


                                   ARTICLE XXI
                                   Bankruptcy

          21.01. If at any time prior to the Commencement Date there shall be filed by or against Tenant in any court pursuant to any statute either of the United States or of any State a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant's property, which petition is not dismissed or withdrawn within sixty (60) days of the filing thereof, or if Tenant makes an assignment for the benefit of creditors, or petitions for or enters into an arrangement with creditors, this Lease shall ipso facto be cancelled and terminated and in which event neither Tenant nor any person claiming through or under Tenant or by virtue of any other provisions herein or elsewhere in this Lease contained or by virtue of any statute or rule or law, may retain as liquidated damages any rent or any deposit or monies received by it from Tenant or others on behalf of Tenant.

          21.02. If at the Commencement Date or if at any time during the Term of this Lease there shall be filed by or against Tenant in any court pursuant to any statute either of the United States or of any State a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant's property, which petition is not dismissed or withdrawn within sixty (60) days of the filing thereof, or if Tenant makes an assignment for the benefit of creditors or petitions for or enters into an arrangement with creditors, this Lease, at the option of Landlord exercised within a reasonable time after notice of the happening of any one or more of such events, may be cancelled and terminated by written notice by Landlord to Tenant and in which event neither Tenant nor any person claiming through or under Tenant by virtue of any statute or of any order of any court shall be entitled to possession or to remain in possession of the Demised Premises but shall forthwith quit and surrender the Demised Premises and Landlord, in addition to the other rights and remedies it has by virtue of any other provisions herein or elsewhere in this Lease contained or by virtue of any statute or rule of law, may retain as liquidated damages any rent, security, deposit or monies received by Landlord from Tenant or others on behalf of Tenant.

          21.03. At any of the times mentioned in either Sections 21.01 or 21.02 hereof, if an involuntary insolvency, bankruptcy or reorganization proceeding shall be instituted against Tenant as provided in said Sections, Tenant shall have sixty (60) days in which to vacate, dismiss or withdraw the same before Landlord shall have any right to terminate this Lease.

          21.04. It is stipulated and agreed that in the event of the termination of this Lease pursuant to Sections 21.01 or 21.02 thereof, Landlord shall forthwith, notwithstanding any other provisions of this Lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the Term of this Lease and the fair market rental value of the Demised Premises, if lower than the rent reserved, at the time of termination, for the unexpired portion of the Term of this Lease, both discounted at the rate of four (4%) percent per annum to present worth thereof. Nothing contained herein shall limit or prejudice the right of Landlord to prove for and obtain as liquidated damages by reason of such termination an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above. In determining the fair market rental value of the Demised Premises, the rent realized by any arms-length re-letting, if such re-letting be accomplished by Landlord within a reasonable time after termination of this Lease, shall be deemed prima facie to be the fair market rental value. Any disputes with respect to the fair market rental value shall be resolved pursuant to the arbitration provisions of this Lease.

                                  ARTICL E XXII
                          Damage by Fire or Other Cause

          22.01. Tenant shall give prompt notice to Landlord in case of fire or other damage to the Demised Premises or the Building.

          22.02. Subject to the further provisions of this Article XXII, if the Demised Premises or the Building shall be damaged by fire or other casualty, Landlord, at Landlord's expense, shall repair such damage. However, Landlord shall have no obligation to repair any damage to, or to replace, Tenant's personal property or any other property or effects of Tenant. If the Demised Premises shall be rendered untenantable by reason of any such damage, the Base Rent and Additional Rent only shall abate for the period from the date of such damage to the date when such damage shall have been repaired, and if only a part of the Demised Premises shall be so rendered untenantable, the Base Rent and Additional Rent shall abate for such period in the proportion which the Rentable Area of the Demised Premises so rendered untenantable bears to the total Rentable Area of the Demised Premises. However, if, prior to the date when all of such damage shall have been repaired, any part of the Demised Premises so damaged shall be rendered tenantable and shall be used or occupied by Tenant or other persons claiming through or under Tenant, then the amount by which the Base Rent and Additional Rent shall abate shall be equitably apportioned for the period from the date of any such use or occupancy to the date when all such damage shall have been repaired. Tenant hereby expressly waives the provisions of Section 227 of the New York Real Property Law, and of any successor law of like import then in force, and Tenant agrees that the provisions of this Article shall govern and control in lieu thereof.

          22.03. Notwithstanding the foregoing provisions of this Article, if prior to or during the term of this Lease, (i) the Demised Premises shall be totally damaged or rendered wholly untenantable by fire or other casualty, and if Landlord shall decide not to restore the Premises, or (ii) the Building shall be so damaged by fire or other casualty that, in the Landlord's opinion, substantial alteration, demolition, or reconstruction of the Building shall be required (whether or not the Demised Premises shall have been damaged or rendered untenantable), or (iii) damage amounting to at least thirty (30%) percent of the Rentable Area of the Demised Premises occurs during the last two
(2) years of the Lease (as the same may be extended pursuant to Article XV herein) term, then, in any of such events, Landlord at Landlord's option, may give to Tenant, within sixty (60) days after such fire or other casualty, a thirty (30) days' notice of termination of this Lease and, in the event such notice is given, this Lease and the Term shall come to an end and expire (whether or not said Term shall have commenced) upon the expiration of said thirty (30) days with the same effect as if the date of expiration of said thirty (30) days were the Expiration Date, and the Base Rent and Additional Rent shall be apportioned as of such date and any prepaid portion for any period after such date shall be refunded by Landlord to Tenant.

          22.04. If this Lease shall not be terminated as provided in Paragraph
22.03 hereof, Landlord shall, at its expense, (provided of the net insurance recovery fully covers the completion of any such restoration or repair and such proceeds are released to Landlord for such restoration and repair purposes), repair or restore the Demised Premises with reasonable diligence and dispatch and as otherwise provided in Section 22.02 hereof, to the condition existing immediately prior to the casualty except that Landlord shall not be required to repair or restore any of Tenant's leasehold improvements or betterments, furniture, furnishings, decorations or any other installations made at Tenant's expense. All insurance proceeds payable to Tenant for such items shall be held in trust by Tenant and upon the completion by Landlord of the repair or restoration, Tenant shall prepare the Demised Premises for occupancy by Tenant in the manner existing immediately prior to the damage or destruction in accordance with plans and specifications approved by Landlord.

          22.05 Notwithstanding anything to the contrary contained herein, if the Demised Premises are so damaged that by any reasonable estimate the completion of the restoration of the Demised Premises will exceed one year or, in fact, does exceed one (1) year to complete, both Landlord and Tenant shall have the right to terminate this Lease by giving the other party notice of such termination within sixty (60) days after the fire or casualty or one (1) year period, as the case may be, and upon the expiration of thirty (30) days after the giving of such notice, this Lease shall expire as if the date of expiration was the Expiration Date.

                                  ARTICLE XXIII
                                    Insurance

          23.01. Tenant shall maintain with responsible companies which are A rated or better in Best's Insurance Guide and approved by Landlord (i) Comprehensive General Liability Insurance, against all claims, demands or actions for personal injury to or death of any one person in an amount of not less than $3,000,000 and for injury to or death of more than one person in any one accident or occurrence to the limit of not less than $5,000,000 and for damage to property in an amount of not less than $500,000 made by or on behalf of any person, arising from, related to, or in any way connected with the conduct and operation of Tenant's use of or occupancy of the Demised Premises, or caused by actions or omissions to act, where there is a duty to act, of Tenant, its agents, servants and contractors, which insurance shall name Landlord as an additional insured; (ii) property insurance against hazards covered by an all risk coverage insurance policy (including fire, extended coverage, vandalism, malicious mischief and sprinkler leakage) as Landlord may reasonably, from time to time, require, covering all fixtures and equipment, stock in trade, furniture, furnishings, improvements or betterments installed or made by Tenant in, on or about the Demised Premises to the extent of at least 100% of their replacement value, without deduction for depreciation, but in any event in an amount sufficient to prevent Tenant from becoming a co-insurer under provisions of applicable policies; and (iii) workers' compensation insurance covering all persons employed by Tenant or in connection with any work performed by Tenant. Said Comprehensive General Liability Insurance shall also contain provisions for contractual liability insurance under the comprehensive general liability section of the insurance certificate in an amount not less than $3,000,000. All of Tenant's insurance shall be in form satisfactory to Landlord and shall provide that it shall not be subject to cancellation, termination or change except after at least thirty (30) days' prior written notice to Landlord. All policies required pursuant to this Paragraph 23.01 or duly executed certificates for the same shall be deposited with Landlord not less than 10 days prior to the day Tenant is expected to take occupancy and upon renewals of said policies not less than 15 days prior to the expiration of the term of such coverage. All such policies or certificates shall be delivered with satisfactory evidence of the payment of the premium therefor. Landlord and Tenant mutually agree that with respect to any loss which is covered by insurance then being carried by them respectively, or required to be carried, or as to any coverage which Landlord agrees need not be carried, the party suffering a loss, releases the other of and from any and all claim with respect to such loss; and they further mutually agree that their respective insurance companies shall have no right of subrogation against the other on account thereof. In the event that an extra premium is payable by either party as a result of this provision, the other party shall reimburse the party paying such premium the amount of such extra premium. If, at the written request of one party, this release and nonsubrogation provision is waived, then the obligation of reimbursement shall cease for such period of time as such waiver shall be effective, but nothing contained in this paragraph shall be deemed to modify or otherwise affect releases elsewhere herein contained, of either party from liability from claims.

          23.02. Tenant shall pay on demand any increase in premiums that may be charged on insurance carried by Landlord resulting from Tenant's use or occupancy of the Demised Premises, whether or not Landlord has consented to the same. In determining whether increased premiums are the result of Tenant's use or occupancy or vacancy of the Demised Premises, a schedule or "makeup" rate of the organization issuing the fire insurance, extended coverage, vandalism, and malicious mischief, special extended coverage or any or all risk insurance rates for the Demised Premises or any rule books issued by the rating organization or similar bodies or by rating procedures or rules of Landlord's insurance companies shall be conclusive evidence of the several items and charges which make up the insurance rates and premiums on the Demised Premises and the Building. If, due to the (i) occupancy, or (ii) abandonment, or (iii) Tenant's failure to occupy the Demised Premises as herein provided, any such insurance shall be cancelled by the insurance carrier, then, in any of such events Tenant shall indemnify and hold Landlord harmless against any loss which would have been covered by such insurance.

          Tenant also shall pay any increase in premiums on such rent insurance as may be carried by Landlord for its protection against rent loss through fire or other casualty, if such increase shall result from any of the foregoing events.

                                  ARTICLE XXIV
                             Services and Equipment

          24.01. Landlord, at its cost and expense, shall provide to Tenant twenty four (24) hours a day, such passenger elevator service as shall be reasonably necessary for the accomplishment of the Permitted Use. Tenant shall also be permitted to use the elevators for freight purposes, but only during those hours which are not Normal Business Hours; provided however, deliveries or removal of normal business supplies which will not disrupt the use of the elevators by other tenants in the Building may be made during Normal Business Hours. Tenant shall pay, as Additional Rent hereunder, the costs and expenses incurred by Landlord in providing additional elevator service to Tenant for freight.

          24.02. Landlord, at its cost and expense, shall maintain, operate and keep in good working order and repair the air-conditioning, heating and ventilating systems installed by Landlord. Subject to any applicable policies or regulations adopted by any utility or governmental authority, the aforesaid systems shall be operated by Landlord during Normal Business Hours on Normal Business Days (as said terms are hereinafter defined) when seasonably required as determined by Landlord. In the event Tenant shall require air-conditioning, heating and ventilation services for any part of the Demised Premises beyond Normal Business Hours or beyond Normal Business Days, Landlord shall furnish such services upon not less than twelve (12) hours prior written notice from Tenant received by Landlord during normal business hours. Tenant shall pay upon demand by Landlord the actual costs incurred by Landlord in furnishing such services, which as of the date hereof is $25/hour subject to increases to be charged by Landlord which are proportionate to increases charged to Landlord by the utility company furnishing electricity to the Building.

          24.03. Tenant covenants that it will at all times comply with all regulations and requirements which Landlord may reasonably prescribe for the proper functioning and protection of said air-conditioning system. Any use or occupancy of the Demised Premises during the hours or days Landlord is not so required pursuant to this Article to furnish heat, ventilation or air-conditioning to the Demised Premises shall be at the sole risk, responsibility and hazard of Tenant. If Tenant's use of the Demised Premises, or any part thereof, exceeds the design condition limitations of the heating, ventilating and air-conditioning systems (including occupancy of one person per 200 rentable square feet and total electrical load from Tenant's light and power of 3 watts per useable square foot), or if Tenant rearranges partitions in such a manner as to interfere with the normal operations of these systems, Landlord at its option and at Tenant's expense, may make the changes to said systems made necessary by said use or said rearrangement.

          24.04. Landlord, at its cost and expense but subject to reimbursement as provided in this Section 24.04 and in Section 24.12 hereof, shall furnish janitorial and cleaning services in the Demised Premises in accordance with the "Cleaning and Janitorial Service" requirements attached as Exhibit C hereto. Notwithstanding the foregoing, however, any portion of the Demised Premises used for (if specifically permitted herein) (i) preparation, dispensing or consuming food or beverages; (ii) data processing or computer operations; (iii) medical areas, or (iv) storage areas will be serviced pursuant to Exhibit C, but at such additional charge to Tenant as shall be agreed upon by Landlord and Tenant. In those areas as noted above in subsections (i) through (iv), Landlord shall remove waste paper accumulated daily (during Normal Business Hours) in the routine of business office occupancy. Tenant shall pay Landlord a reasonable charge for any extra cleaning work in the Demised Premises required because of
(i) misuse or neglect on the part of Tenant or its employees or visitors; (ii) private lavatories or toilets or other special facilities requiring greater or more difficult cleaning work than normal office areas; (iii) the cleaning of unusual quantities of interior glass surfaces or other non-building standard materials or finishes installed by Tenant; or (iv) the removal of so much of any refuse and rubbish of Tenant as shall exceed that ordinarily accumulated daily in the routine of business office occupancy. Landlord, its cleaning contractor and their employees shall have access to the Demised Premises subject to Tenant's reasonable security requirements after normal business hours and such use of light, power and water in the Demised Premises as is reasonably required for cleaning the Demised Premises in accordance with said Exhibit C.

          24.05. Landlord shall furnish, at its cost and expense, cold water for ordinary drinking and office cleaning purposes only, and hot water to the lavatory only. If Tenant requires, uses or consumes water for any other purpose or in unusual quantities Landlord may install a water meter at Landlord's expense which Tenant shall thereafter maintain at Tenant's expense in good working order and repair to measure Tenant's water consumption and Tenant shall pay for all water consumed as shown on said meter as Additional Rent within fifteen (15) days after the bills are rendered and in default in making such payment, Landlord may pay such charges and collect same from Tenant. Such a meter shall also be installed and maintained at Landlord's sole expense if required by applicable law or governmental regulation or order.

          24.06. Landlord, at its sole cost and expense shall provide security for the Building and Property at levels and in a manner consistent with other first class office buildings located in Suffolk County, New York.

          24.07. No sign or signs, except in uniform style and uniform location as fixed by Landlord in its signage specification will be permitted in the public corridors or on corridor doors or entrances to the Demised Premises except as may be permitted pursuant to Article XLVI herein. No sign shall be affixed or installed by Tenant without the prior written consent of Landlord.

          24.08. For the purpose of this Article, "Normal Business Hours" for the Demised Premises shall be from 8:00 A.M. to 6:00 P.M. on weekdays and from 9:00 A.M. to 1:00 P.M. on Saturdays. Normal Business Hours shall be observed on "Normal Business Days", which shall be all days except Sundays and those holidays listed on Exhibit D annexed hereto. The Building shall be open to the general public during the hours of 7:00 A.M. to 7:00 P.M. on those Normal Business Days which are weekdays. During the hours of 7:00 P.M. to 11 P.M. on those Normal Business Days which are weekdays, and during the hours of 7:00 A.M. to 11:00 P.M. on all other days, Landlord reserves the right to exclude from the Building all persons who do not present a pass to the Building signed by the Landlord or who do not have an "access card" which allows access into the Building electronically. Access cards will be distributed to the Tenant for its distribution to its employees ONLY. In the event an access card is lost or misplaced, Tenant will be responsible to immediately notify Landlord of such misplaced or lost access card. Tenant shall be required to pay $25.00 for any new or replacement access card to be issued by Landlord. As to any employee of Tenant which has been issued an access card and leaves the employ of Tenant, Tenant shall be responsible to immediately notify Landlord of such unemployment. During the hours of 11:00 P.M. to 7:00 A.M. on all days, Tenant and its employees will not be permitted access to the Building by use of access cards but instead may gain access to the Building by giving the Landlord at least twelve (12) hours prior notice and making arrangements with Landlord for access into the Building. Tenant shall be responsible for all persons for whom it requests access to the Building and/or access cards and shall be liable to the Landlord for all acts of such persons. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of a riot, public excitement or other circumstances rendering such action advisable in Landlord's opinion, Landlord reserves the right to prevent access to the Building during the continuance of the same by closing the doors or otherwise, all for the safety of the tenants and the protection of the Building.

          24.09. Landlord reserves the right to interrupt, curtail or suspend services of the water, heating, air-conditioning, ventilating, elevator, plumbing and electric systems, when necessary for repairs or alterations which, in the sole judgment of Landlord are desirable or necessary to be made, or when required by any governmental law, order or regulation, or for any other cause beyond the reasonable control of Landlord. Until such time as said repairs or alterations shall have been completed, Landlord shall have no responsibility or liability for failure to supply heat, water, air-conditioning, elevator, plumbing, electric, cleaning and janitor services during said period, or when prevented from so doing by strikes, accidents, or by any cause beyond Landlord's control or by governmental laws, orders, or regulations or failure of a suitable fuel supply, or inability by exercise or reasonable diligence to obtain suitable fuel. Landlord will use reasonable efforts to remove or eliminate the cause of any such failure as promptly as possible, and will perform said work in such manner as to cause reasonably minimal interference with Tenant's use and enjoyment of the Demised Premises. No diminution or abatement of Base Rent, Additional Rent or other compensation shall or will be claimed by Tenant as a result therefrom, nor shall this cause any of Tenant's obligations hereunder to be affected or reduced by reason of such interruption, curtailment or suspension; provided however, Tenant shall be permitted to bring a separate action or legal proceeding claiming damages for diminution of rental value, but in no event shall the Base Rent or Additional Rent abate or be offset against hereunder; and further provided, if as a result of such interruption, curtailment or suspension of services, Tenant is unable to conduct its business operations at the Demised Premises for a period of ten (10) consecutive Normal Business Days or more, Tenant shall be entitled to an abatement of Base Rent and Additional Rent for each day during such period that Tenant was unable to conduct its business operations.

          24.10. It is expressly agreed that only Landlord or any one or more persons, firms or corporations authorized in writing by Landlord will be permitted to furnish laundry, linen, towels, drinking water, ice and other similar supplies and services to tenants and licensees in the Building. Landlord may fix, in its own absolute discretion, at any time and from time to time, the hours during which and the regulations under which such supplies and services are to be furnished. Landlord expressly reserves the right to act as or to designate, at any time and from time to time, an exclusive supplier of all or any one or more of the said supplies and services, provided that the quality thereof and the charges therefor are reasonably comparable to that of other suppliers; and Landlord furthermore expressly reserves the right to exclude from the Building any person, firm or corporation attempting to furnish any of said supplies or services but not so designated by Landlord.

          24.11. Tenant, at its sole cost and expense, shall cause the Demised Premises to be exterminated as necessary to the satisfaction of Landlord using exterminators approved by Landlord.

          24.12. Landlord shall render bills concerning all services provided to Tenant by Landlord which costs are the responsibility of Tenant to pay pursuant to the terms of this Article, with all such sums so billed due and payable by Tenant as Additional Rent within thirty (30) days after the date said bill shall have been rendered to Tenant. Any dispute concerning said payment shall be referred to arbitration pursuant to the provisions of Article XLVIII of this Lease. The costs of such services shall include Landlord's actual costs for fuel, electricity and reasonable associated personnel salaries and benefits.

          24.13. Tenant shall have no right to maintain any facilities in the Demised Premises for cooking or the preparation of food in any form without the prior written consent of Landlord; provided however, Tenant shall have the right to maintain a microwave oven and a machine for the making of hot beverages provided the electric consumption thereof does not exceed the capacity of the electric service to the Demised Premises.

                                   ARTICLE XXV
                              Rules and Regulations

          25.01. Tenant shall observe strictly with the rules and regulations set forth in Exhibit E annexed hereto and such other and further reasonable rules and regulations as Landlord or Landlord's agents may from time to time adopt (such rules and regulations as have been or may hereafter be adopted or amended are hereinafter the "Rules and Regulations").

                                  ARTICLE XXVI
                              Liability of Landlord

          26.01. Landlord or its employees and agents shall not be liable for any damages or injury to property of Tenant or of any other person, including property entrusted to employees of Landlord, nor loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause whatsoever, arising from the acts or neglect of any Tenant, occupant, invitee or licensee of the Building, or from any other cause whatsoever, unless caused by the negligence or unlawful act or omission of Landlord, its agents, employees or representatives, nor shall Landlord or its agents or employees be liable for any such damage caused by other tenants or persons (other than Landlord's agents, employees or representatives) in, upon or about the Building, or caused by operations in construction of any private, public or quasi-public work.

                                  ARTICLE XXVII
                           Indemnification of Landlord

          27.01. Tenant shall indemnify and save harmless Landlord and its employees and agents against and from (i) any and all claims against Landlord of whatever nature arising from any act, omission or negligence of Tenant, its contractors, licensees, subtenants, agents, servants, employees, invitees or visitors, (ii) all claims against Landlord arising from any accident, injury or damage whatsoever caused to any person or to the property of any person and occurring during the term of this Lease in or about the Demised Premises unless such claim is attributable to the negligence or unlawful act or omission of Landlord, (iii) all claims against Landlord arising from any accident, injury or damage occurring outside of the Demised Premises but anywhere within or about the Building or the Property, where such accident, injury or damage results or is claimed to have resulted from an act or omission of Tenant or Tenant's agents,, employees, subtenants, invitees or visitors, and (iv) any breach, violation or non-performance of any covenant, condition or agreement in this Lease set forth and contained on the part of Tenant to be fulfilled, kept, observed and performed. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof.

                                 ARTICLE XXVIII
                           Parking and Common Area Use

          28.01. Subject to the Parking Area Rules and Regulations annexed hereto as part of Exhibit E, Tenant and its employees shall be permitted to park in the parking lot serving the Building and Tenant understands that parking spaces shall not be reserved but on a first in basis. The Landlord shall reserve four (4) parking spaces as shown on Exhibit F attached hereto for use by Tenant or its employees at no charge to Tenant or its employees. Tenant and Tenant's servants, employees, agents, visitors, and licensees shall park their passenger vehicles, trucks or delivery vehicles only in areas designated by the Landlord as areas for such parking.

          28.02. Tenant shall, upon twenty (20) days' written notice from Landlord, furnish Landlord or its authorized agent the state automobile license numbers assigned to its automobiles and the automobiles of all of its employees.

          28.03. Landlord shall have the right to create validation systems, barriers or gates, permits, stickers and other systems in connection with the operation of the parking areas.

                                  ARTICLE XXIX
                             [Intentionally Omitted]

                                   ARTICLE XXX
                                Right to Perform

          30.01. If Tenant shall default in the observance or performance of any obligation of Tenant under this Lease, then, unless otherwise provided elsewhere hereunder, Landlord may immediately or at any time thereafter without notice perform such obligation of Tenant without thereby waiving such default. If Landlord, in connection therewith incurs any costs including, but not limited to, attorneys' fees in instituting, prosecuting or defending any action or proceeding, such costs with interest at the rate of sixteen (16%) percent per annum, shall be deemed to be Additional Rent hereunder and shall be paid by Tenant to Landlord within five (5) days of rendition of any bill or statement to Tenant therefor. If, however, payment of interest at any such rate by Tenant (or by the tenant then in possession having succeeded to Tenant's interest in accordance with the terms of this Lease) should be unlawful, then such interest, as against such party, shall be computed at the lawful rate payable by such party.

                                  ARTICLE XXXI
                                    Defaults

          31.01. Tenant shall be deemed in default of the obligations to be performed by it pursuant to the provisions of this Lease if Tenant shall fail to make payment of the Base Rent, or of any item of Additional Rent, or of any other payment reserved herein within the time provided in this Lease for payment of same to be made, or if Tenant shall fail to fulfill any of the covenants of this Lease other than the covenants for the payments reserved herein, and said failure shall continue for a period of ten (10) days after giving written notice thereof from Landlord specifying such failure (or, in the case of a default or omission the nature of which cannot be completely cured or remedied within ten
(10) days, Tenant shall not have diligently commenced curing such default within said ten (10) day period and not thereafter with reasonable dispatch and diligence and in good faith proceeded to remedy or cure such default, all in Landlord's sole judgment) or if Tenant shall fail to take possession within fifteen (15) days after the Commencement Date or if the Demised Premises shall become vacant or deserted or if the Demised Premises are damaged by reason of negligence or carelessness of Tenant which damage is not repaired by Tenant within thirty (30) days of occurrence. In the event of such a default by Tenant, Landlord may give five (5) days' notice of its intention to end the Term of this Lease and thereupon at the expiration of said five (5) days, the Term of this Lease shall expire. Tenant shall then quit and surrender the Demised Premises, but shall remain liable as hereinafter provided.

          31.02. If the notice last provided for in Section 31.01 hereof shall have been given and the Term of this Lease shall expire as aforesaid, then and in such event Landlord may without additional notice re-enter the Demised Premises, either by force or otherwise, and dispossess Tenant and the legal representative of Tenant or other occupant of the Demised Premises by summary proceedings or otherwise remove their effects and hold the Demised Premises as if this Lease had not been made, and Tenant and its legal representative or other occupant of the Demised Premises hereby waive the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall default hereunder prior to the date fixed as the commencement of any renewal or extension of this Lease, then Landlord may cancel and terminate such renewal or extension.

          31.03. In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise, as aforesaid, (i) the Base Rent and Additional Rent due at the time of said default shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, together with such reasonable expenses as Landlord may incur for legal expenses, attorneys' fees, brokerage fees and/or putting the Demised Premises in good order or for preparing the same for re-rental; (ii) Landlord may re-let the Demised Premises or any part or parts thereof, either in its own name or otherwise, for a term or terms which may, at its option, be shorter or longer than the period which would otherwise have constituted the remainder of the Term of this Lease and may grant concessions or free rent to such extent as Landlord in Landlord's sole judgment considers advisable and necessary to re-let the same; (iii) Tenant or its successors shall also pay the Landlord as liquidated damages for the failure of Tenant to observe and perform its covenants contained herein any deficiency between the Base Rent and Additional Rent hereby reserved and the net amount, if any, of the rents collected on account of the lease or leases of the Demised Premises or parts thereof for each month of the period which would otherwise have constituted the remainder of the Term of this Lease; and (iv) that Tenant or its successors shall also pay to Landlord Base Rent and Additional Rent payable by Tenant to Landlord for any period during which Landlord shall have given to Tenant any abatement of Base Rent and/or Additional Rent pursuant to the provisions of this Lease. The failure of Landlord to re-let the Demised Premises or any part or parts thereof shall not release or affect Tenant's liability for damages. In computing such liquidated damages, there shall be added to said deficiency such reasonable expenses as Landlord shall incur in connection with such re-letting, such as legal expenses, attorneys, fees, brokerage, advertising and for restoring the Demised Premises to or keeping same in good working order. Any such liquidated damages shall be paid in monthly installments on the rent day specified in this Lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month by a similar proceeding. Upon Landlord's permitted entry hereunder, Landlord, at its option, may make such alterations, repairs, replacements and decorations in the Demised Premises as Landlord in its sole judgment considers advisable or necessary for the purpose of re-letting the Demised Premises, and the making of such alterations and decorations shall not operate or be construed to release Tenant from liability hereunder. Landlord shall in no event be liable in any way whatsoever for failure to re-let the Demised Premises, or, in the event that the Demised Premises are re-let, for reasonable failure to collect the rent thereof under such re-letting, and, in no event shall Tenant be entitled to receive any excess of such net rent collected above the sums payable by Tenant to Landlord hereunder. Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy in law or equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed, for any cause, or in the event of Landlord obtaining possession of the Demised Premises by reason of the violation of Tenant of any of the covenants and conditions of this Lease, or otherwise.

          31.04. It is stipulated and agreed that in the event of the termination of this Lease pursuant to the provisions of this Article, Landlord shall forthwith, notwithstanding any other provisions of this Article or of this Lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the sum of (i) Base Rent for the unexpired portion of the Term of this Lease and (ii) that Base Rent and Additional Rent payable by Tenant to Landlord for any period during which Landlord shall have given to Tenant any abatement of Base Rent and/or Additional Rent pursuant to the provisions of this Lease minus the fair market rental value of the Demised Premises, if lower than the rent reserved, at the time of termination for the unexpired portion of the Term of this Lease, discounted at the rate of four (4%) percent per annum to present worth. Nothing contained herein shall limit or prejudice the right of Landlord to prove for and obtain as liquidated damages by reason of such termination an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above. In determining the fair market rental value of the Demised Premises, the rent realized by any arms-length re-letting, if re-letting be accomplished by Landlord within such a reasonable time after the termination of this Lease, shall be deemed prima facie to be the fair market rental value.

          31.05. For the purposes of this Article, any notice required to be given by Landlord under the provisions of this Article may be given by either Landlord or by Landlord's managing agent.

                                  ARTICLE XXXII
                           Covenant of Quiet Enjoyment

          32.01. Landlord covenants that upon Tenant's paying the Base Rent and Additional Rent and other sums due under this Lease and observing and performing all of the terms, conditions, rules and covenants herein on its part to be observed and performed, Tenant may peaceably and quietly enjoy the Demised Premises, subject, nevertheless, to the terms and conditions of this Lease, and any other leases, mortgages and instruments to which this Lease is subordinate pursuant to the provisions hereof, including any and all extensions and modifications of all of the foregoing.

                                 ARTICLE XXXIII
                                    Brokerage

          33.01. Each party represents that it has dealt with no broker other than Cushman & Wakefield of Long Island, Inc. (hereinafter, the "Broker") in connection with this Lease and each party hereby agrees to indemnify and hold the other harmless of and from any and all losses, costs, damages or expense (including, without limitation, attorneys' fees and disbursements) incurred by such party by reason of any claim of or liability to any other broker who claims to have dealt with the other party in connection with this Lease including claims for a fee or a commission and claims of, or right to, lien the Property or Demised Premises. Landlord shall pay the Broker such brokerage fee as may be due it pursuant to and in accordance with Landlord's separate agreement with the Broker.

                                  ARTICLE XXXIV
                              Estoppel Certificate

          34.01. Tenant shall, at any time and from time to time, without cost or charge, at the request of the Landlord, upon not less than five (5) days' notice, if given in person, or ten (10) days, notice, if given by mail, execute and deliver to the Landlord a certificate evidencing whether or not:

          (a) this Lease is in full force and effect (or if there have been any modifications or amendments hereof, that the same is in full force and effect as modified or amended, as the case may be, and submitting copies of such modifications or amendments, if any);

          (b) there are any existing defaults hereunder to the knowledge of the Tenant executing the certificate, and specifying the nature of such defaults, if any;

          (c) the dates to which the Base Rent and any Additional Rent and all other charges payable hereunder have been paid; and

          (d) whether or not, to the best knowledge of the Tenant, the Landlord is in default in the performance of any of its obligations under the Lease, and, if so, specifying each such default of which the Tenant may have knowledge.

          34.02. It is agreed by the parties hereto that the certificate referenced in Section 34.01 hereof may be relied upon by anyone with whom the Landlord may be dealing.

                      ARTICLE XXXV (Intentionally Omitted)

                                  ARTICLE XXXVI
                              Surrender of Premises

          36.01. Upon expiration or other termination of the Term of this Lease, Tenant shall quit and surrender to Landlord the Demised Premises vacant, broom clean, in good order and condition, normal wear and tear excepted, and Tenant shall remove all its property therefrom, except as otherwise provided in this Lease. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the Term of this Lease. If the last day of the Term of this Lease falls on a Sunday, this Lease shall expire at noon on the preceding Saturday, unless it be a legal holiday, in which case it shall expire at noon on the previous business day.

          36.02. Tenant acknowledges that possession of the Demised Premises must be surrendered to Landlord at the expiration or sooner termination of the Term of this Lease. Tenant agrees to indemnify and save Landlord harmless against all costs, claims, loss or liability resulting from delay by Tenant in so surrendering the Demised Premises, including, without limitation, any claims made by any succeeding tenant founded on such delay. The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant to timely surrender possession of the Demised Premises as aforesaid will be extremely substantial, will exceed the amount of the Base Rent and Additional Rent theretofore payable hereunder, and will be impossible to accurately measure. Tenant therefore agrees that if possession of the Demised Premises is not surrendered to Landlord within 24 hours after the date of the expiration or sooner termination of the Term of this Lease, then Tenant shall pay to Landlord for each month and for each portion of any month during which Tenant holds over in the Demised Premises after the expiration or sooner termination of the Term of this Lease, a sum equal to two (2) times the aggregate of that portion of the Base Rent and Additional Rent which was payable under this Lease during the last month of the term hereof. Nothing contained herein shall be deemed to permit Tenant to retain possession of the Demised Premises after expiration of the Term of this Lease and the provisions of this Article shall survive the expiration or sooner termination of the Term of this Lease.

                                 ARTICLE XXXVII
                               Partial Invalidity

          37.01. If any term or provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

                                 ARTICLE XXXVIII
                             No Waivers by Landlord

          38.01. Except as otherwise provided in this Lease, no act or thing done by Landlord or its agents during the term hereof shall constitute an eviction by Landlord, nor shall be deemed an acceptance of a surrender of the Demised Premises, and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. The delivery of keys to an employee of Landlord or of its agents shall not operate as a termination of this Lease or a surrender of the Demised Premises.

          38.02. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or to insist upon the strict performance by Tenant or any other Tenant, of the Rules and Regulations annexed hereto or hereafter adopted by Landlord shall not prevent a subsequent act or omission which would have originally constituted a violation, from having all the force and effect of an original violation.

          38.03. The receipt by Landlord of rent with knowledge of breach of any covenant of this Lease shall not be deemed a waiver of such breach.

          38.04. No payment by Tenant or receipt by Landlord of a lesser amount than the Base Rent and Additional Rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without any prejudice to Landlord's right to recover the balance or pursue any other remedy provided in this Lease.

                                  ARTICLE XXXIX
                                Waivers by Tenant

          39.01. Tenant, for itself, and on behalf of any and all persons claiming through or under it, including creditors of all kinds, does hereby waive and surrender all right and privilege which they or any of them might have under or by reason of any present or future law, to redeem the Demised Premises or to have a continuance of this Lease for the term hereby demised after having been dispossessed or ejected therefrom by process of law or after the termination of this Lease as provided herein.

          39.02. Tenant hereby waives the right to trial by jury in any action, summary proceeding, legal proceeding or counterclaim between or among the parties hereto or their successors or assigns on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use of or occupancy of the Demised Premises and any emergency statutory or any other statutory remedy.

          39.03. Supplementing and in furtherance of the provisions of Section 39.02, hereof, Tenant hereby waives the right to interpose a counterclaim of whatever nature or description in any summary proceeding instituted by Landlord against Tenant for possession of the Demised Premises or in any action or proceeding instituted by Landlord for unpaid Base Rent, Additional Rent or other sums or charges payable by Tenant under this Lease.

          39.04. (a) In the event Tenant claims or asserts that Landlord has violated or failed to perform a covenant of Landlord not to unreasonably withhold or delay Landlord's consent or approval, or in any case where Landlord's reasonableness in exercising its judgment is in issue, Tenant's sole remedy shall be an action for specific performance, declaratory judgement, injunction or expedited arbitration pursuant to Section 39.04(b) below, and in no event shall Tenant be entitled to any money damages for a breach of such covenant and in no event shall Tenant claim or assert any claims in any money damages in any action or by way of set off, defense or counterclaim and Tenant hereby specifically waives the right to any money damages or other remedies not specifically provided in this Section 39.04.

               (b) (i) Notwithstanding anything in this Lease to the contrary, any dispute between the parties under this Lease as to whether Landlord has been unreasonable in refusing to grant its consent or approval may be resolved by arbitration as provided in this paragraph. In the event of such a dispute, the disputing party shall give notice thereof to the other and, within five days after giving such notice, also shall request the appointment of an arbitrator by the American Arbitration Association (or any successor organization), or in the absence, refusal, failure or inability to act of such organization, either party may apply for a court appointment of such arbitrator. The arbitrator shall be a fit and impartial person who shall have had at least ten (10) years' experience in Suffolk County, New York in a calling connected with the matter of the dispute.

               (ii) Once the arbitrator is appointed, the arbitration shall be conducted to the extent consistent with this Article, in accordance with the then prevailing commercial arbitration rules of the American Arbitration Association (or any successor organization). The decision and award shall be rendered by the arbitrator within fifteen (15) days after his or her appointment. Such decision and award shall be in writing and shall be final, conclusive and binding on the parties, and counterpart copies thereof shall be delivered to each of the parties. In rendering such decision and award, the arbitrator shall not add to, subtract from or otherwise modify the provisions of this Lease. Judgment may be entered on the decision and award of the arbitrator so rendered in any court of competent jurisdiction.

               (iii) The fees and expenses of the arbitrator and all other expenses of the arbitration (other than the fees and disbursements of attorneys or witness for each party) shall be borne by the parties equally.

                                   ARTICLE XL
                                   Exculpation

          40.01. Notwithstanding anything to the contrary contained herein, Tenant shall look solely to the interest of Landlord in the Property for the satisfaction of any of Tenant's remedies with regard to the payment of money or otherwise, and no other property or assets of Landlord shall be subject to levy, execution or other enforcement procedures for the satisfaction of Tenant's remedies or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant's use or occupancy of the Demised Premises, such exculpation of personal liability to be absolute.

                                   ARTICLE XLI
                             (Intentionally Omitted)


                                  ARTICLE XLII
                        Effect of Conveyance by Landlord

          42.01. If Landlord shall sell the Building, or otherwise validly assign or transfer this Lease pursuant to a lease of the entire Building, then Landlord shall be relieved and discharged from any and all covenants and liabilities of Landlord hereunder, and it shall be conclusively presumed without further agreement between the parties or their successors in interest, or between the parties and the purchaser or lessee of the entire Building at such sale or assignment, as the case may be, that the purchaser or lessee of the entire Building has agreed to carry out any and all covenants and obligations of Landlord hereunder.

                                  ARTICLE XLIII
                                     Notices

          43.01. Any notice, consent, approval, demand or statement permitted or required to be given by the terms of this Lease, or by any law or governmental regulation, shall be in writing. Unless otherwise required by such law or regulation, such notice shall be given, and shall be deemed to have been served and given (i) when delivered, if by personal delivery, (ii) three (3) Normal Business Days after being deposited by registered or certified mail enclosed in a securely closed postpaid wrapper, in a United States Government general or branch post office, or (iii) one day after being deposited with Federal Express or other courier of national reputation for overnight delivery. Anything to the contrary contained herein, any notice given on a day which is not a Normal Business Day shall be deemed to have been given on the first Normal Business Day occurring thereafter. All notices sent in accordance with (ii) or (iii) above, if to Landlord shall be addressed to Landlord as follows: 401 Broad Hollow Realty Corp., c/o Sbarro, Inc., 763 Larkfield Road, Commack, New York 11725,
Attn: President, with a copies to: Sbarro, Inc., 763 Larkfield Road, Commack, New York 11725, Attn: Chief Counsel and Sbarro, Inc. 763 Larkfield Road, Commack, New York 11725, Attn: Chief Financial Officer, and if to Tenant, shall be sent to Tenant's address hereinbefore set forth. With respect to all notices to Landlord, Tenant shall endeavor to send a copy to: Cushman & Wakefield of Long Island, Inc. and to: Forchelli, Schwartz, Mineo & Carlino, LLP, 120 Mineola Blvd., P.O. Box 31, Mineola, New York 11501, Attention: Steven G. Gaebler, Esq; provided however, the failure of Tenant to send copies to Cushman & Wakefield of Long Island, Inc. and Forchelli, Schwartz, Mineo & Carlino, LLP, Attn: Steven G. Gaebler, Esq., shall in no way affect the validity of the notice. With respect to notices to Tenant, Landlord shall endeavor to send copies of notices to Curto Barton & Alesi, P.C., One Huntington Quadrangle, Suite one North Five, Melville, New York 11747, provided however, the failure of Landlord to send copies to Curto Barton & Alesi, P.C., One Huntington Quadrangle, Suite one North Five, Melville, New York 11747, shall in no way affect the validity of such notice. Either party may, by notice as aforesaid designate a different address or addresses for notices, requests or demands to it.

                                  ARTICLE XLIV
                              Intentionally Omitted

                                   ARTICLE XLV
                             Successors and Assigns

          45.01. The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of the parties hereto and their respective heirs, distributees, executors, administrators, successors and, except as provided herein, their assigns.

                                  ARTICLE XLVI
                                      Signs

          46.01. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside of the Demised Premises or the Building or on the inside of the Demised Premises if the same is visible from the outside of the Demised Premises without the prior written consent of Landlord, which consent may be withheld by Landlord in the exercise of Landlord's unfettered discretion. In the event of the violation of the foregoing by Tenant, Landlord may remove same without any liability and may charge the expense incurred by such removal to Tenant on the next month's rent bill as Additional Rent.

          46.02. Notwithstanding the foregoing, Tenant, at its sole cost and expense, will be allowed signage on a monument sign on the side of the Building facing Route 110 for the sole purpose of identifying Tenant as a tenant in the Building, which signage shall be approved by Landlord in its sole and absolute discretion. Any permits or approvals required by the applicable governmental authorities in connection with Tenant's signage shall be Tenant's responsibility at Tenant's sole cost and expense. Landlord will provide reasonable cooperation to Tenant to assist Tenant in its efforts to obtain such approvals or permits at no cost or expense to Landlord. Landlord, at the sole cost and expense of Tenant, shall also provide Tenant with an entrance door sign and directory listing in accordance with Building standards established by Landlord therefor.

                                  ARTICLE XLVII
                        Entire Agreement; No Modification

          47.01. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Landlord and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, waive, release, terminate, discharge, extend, renew or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, waiver, release, termination, extension, renewal, discharge or abandonment is sought.

                                 ARTICLE XLVIII
                                   Arbitration

          48.01. Either party to this Lease may elect, in the manner hereinafter provided, to have any dispute determinable by arbitration pursuant to the provisions of this Lease submitted to arbitration. Such election shall be exercised by either party giving the other party a notice requesting such arbitration, which notice shall specify the nature of the dispute and the identity of the arbitrator chosen by said party.

          48.02. Within fifteen (15) days after the service of the notice specified in Section 48.01 hereof the other party shall give written notice to the first party specifying the identity of its arbitrator. If the second party fails to notify the first party of the appointment of its arbitrator within said period, the appointment of the second arbitrator shall be made in the same manner as hereinafter provided for the appointment of a third arbitrator. The arbitrators so chosen shall meet within ten (10) days after the second arbitrator is appointed and, if within thirty (30) days after the second arbitrator is appointed, the said two arbitrators shall not agree upon the question in dispute, they shall themselves appoint a third arbitrator who shall be a competent and impartial person; and in the event of their being unable to agree upon such appointment within ten (10) days after the time aforesaid, the third arbitrator shall be selected by the parties themselves if they can agree thereon within a further period of fifteen (15) days. If the parties do not so agree, then either party, on behalf of both, may request such appointment by the American Arbitration Association in accordance with its rules then prevailing. The decision of the arbitrators so chosen shall be given within a period of sixty (60) days after the appointment of such third arbitrator. The decision in which any two arbitrators so appointed and acting hereunder concur shall be so appointed and acting hereunder concur shall be binding upon the parties. Each party shall pay the fees and expenses of the arbitrator appointed by such party, or in whose stead as above provided, such arbitrator was appointed, and the fees and expenses of the third arbitrator, if any, shall be borne equally by both parties. The arbitration shall be conducted by, pursuant to, and under the auspices of the American Arbitration Association and shall take place in Nassau County, New York.

                                  ARTICLE XLIX
                              Intentionally Omitted

                                    ARTICLE L
                                  Miscellaneous

          50.01. Tenant shall not at any time prior to or during the Term of this Lease, either directly or indirectly, use any contractors, laborers or materials the use of which would create any conflicts with other contractors and/or laborers employed by Tenant or Landlord in the construction, maintenance or operation of the Demised Premises, the Building or the Property.

          50.02. This Lease supersedes all prior leases between Landlord and Tenant with respect to any of the space included within the Demised Premises, if any.

          50.03. This Lease is offered to Tenant for signature with the understanding that it shall not be binding upon Landlord unless and until Landlord shall have executed and delivered a fully executed copy of this Lease to Tenant.

                                   ARTICLE LI
                               Captions/Recording

          51.01. The captions of Articles in this Lease are inserted only as a matter of convenience and for reference and they in no way define, limit or describe the scope of this Lease or the intent of any provisions hereof.

          51.02. Tenant shall not record this Lease without the written consent of Landlord. Landlord shall have the right at any time to record this Lease. Tenant, upon request by Landlord shall join in the execution of a memorandum of this Lease which memorandum may be recorded by Landlord.

                                       401 BROAD HOLLOW REALTY CORP., LANDLORD


                                       By:____________________________________


                                       GREENSTONE ROBERTS ADVERTISING, INC.


                                       By:____________________________________

STATE OF NEW YORK       )
                        ) ss.:
COUNTY OF _________     )


          On the __________ day of _________, __________, before me personally came _______________________, to me known, who, being by me duly sworn did depose and say that [HE/SHE] resides at _____________________; that [he/she] is the _______________ of _____________; the corporation described in and which executed the above instrument; and that [HE/SHE] signed [HIS/HER] name thereto by authority of the Board of Directors of said corporation.


--------------------
Notary Public




STATE OF NEW YORK       )
                        ) ss.:
COUNTY OF _________     )


          On the _________ day of _______ , ________, before me personally came ______________________, to me known, who, being by me duly sworn did depose and say that [HE/SHE] resides at _____________ ; that [he/she] is the _____________ of__________; the corporation described in and which executed the above instrument; and that [HE/SHE] signed [HIS/HER] name thereto by authority of the Board of Directors of said corporation.


--------------------
Notary Public

                                    EXHIBIT A

                                DIAGRAM OF SPACE


                                (To Be Supplied)]

                                    EXHIBIT B
                              TENANT'S WORK LETTER

          (A) The Demised Premises being leased to Tenant hereunder presently consist of vacant, unfinished space. Tenant desires to finish the space and create offices to conduct Tenant's advertising operations ("Tenant's Work"). Tenant shall, at its own cost and expense, furnish Landlord with all drawings, plans, layouts and specifications for Tenant's Work, including, without limitation, architectural, plumbing, electrical, mechanical and heating, ventilating and air conditioning plans (the "Tenant's Plans"). All of the Tenant's Plans shall:

               (i) be compatible with the construction of the Building;

               (ii) comply with all applicable laws and the rules, regulations, requirements and orders of any and all governmental agencies, departments or bureaus having jurisdiction; and

               (iii) be fully detailed, including locations and complete dimensions.

          (B) Tenant shall promptly, after the execution of this Lease submit to Landlord, Tenant's Plans, and Landlord shall promptly thereafter have its architect review Tenant's Plans and to either approve or to disapprove the Tenant's Plans. If Landlord does not approve the Tenant's Plans, Landlord shall return Tenant's Plans to Tenant and notify Tenant of any changes it desires to Tenant's Plans, in which event, Tenant shall modify Tenant's Plans in accordance with Landlord's requirements and shall return them as modified to Landlord within the following seven (7) days. The approved Tenant's Plans shall be a part of this Lease.

          (C) Tenant shall prosecute the applications for permits diligently and use its best efforts to obtain the approvals, permits, and certificates applied for. Tenant shall advise Landlord of its progress from time to time and upon request by Landlord.

          (D) Landlord may require as a condition precedent to the commencement of any Tenant's Work that Tenant furnish to Landlord a bond in a form satisfactory to Landlord, written by a surety company approved by Landlord, licensed and authorized to issue such bonds in the State of New York, in an amount deemed by Landlord to be sufficient to guaranty the full payment and performance of all of Tenant's Work, free of mechanics' liens, notices of intention to file liens and other similar encumbrances.

          (E) Promptly after the Tenant's Plans have been approved by Landlord, Tenant shall, at Tenant's sole cost and expense, (i) cause Tenant's Plans to be filed with the governmental agencies having jurisdiction thereover, (ii) obtain when necessary all governmental permits, licenses and authorizations required for the work to be done in connection therewith, and (iii) obtain all necessary certificates of occupancy or completion or compliance, both temporary and permanent and fire underwriters certificates. Landlord shall execute such documents as may be reasonably required in connection with the foregoing and Landlord shall otherwise reasonably cooperate with Tenant in connection with obtaining the foregoing, but without any expense to Landlord. After Tenant's Plans have been approved by Landlord, Tenant shall make no change in any of Tenant's Plans without the prior written consent of Landlord in each instance.

          (F) Following Landlord's advise to Tenant that Tenant's Plans have been approved by Landlord, Tenant shall notify Landlord in writing of the names of the employees, agents, contractors and/or subcontractors who are to perform the Tenant's Work in the Demised Premises (individually or collectively, hereinafter referred to as "Tenant's Contractor"), and shall thereafter promptly furnish Landlord with such other information relating to Tenant's Work as Landlord may require. Tenant acknowledges that it shall not be permitted to commence Tenant's Work unless and until (i) Tenant's Contractor shall have been approved by Landlord and, if required by Landlord, shall have been selected by Tenant after bidding Tenant's Work to those contractors from Landlord's list of approved contractors, (ii) Tenant's Contractor shall have complied with Landlord's insurance requirements, and (iii) Tenant shall have complied with Landlord's bond requirements, as set forth in this Tenant Work Letter. In any event, Tenant acknowledges that the Building is a "union building" and as such, Tenant shall permit only union members to be Tenant's Contractor.

          (G) Tenant may use any licensed architect or engineer to prepare its plans and to file for permits. However, all such permit applications shall be subject to review and approval by Landlord's architect. Tenant shall pay Landlord's architect for the review and revision of such permit applications.

          (H) No work shall commence in the Demised Premises until (i) Tenant has procured all necessary permits therefor and has delivered copies of same to Landlord, (ii) Tenant has procured a paid builder's risk insurance policy naming Landlord as an additional insured and has delivered to Landlord a certificate of insurance evidencing such policy, (iii) Tenant or Tenant's Contractor has procured a worker's compensation insurance policy covering the activities of all persons working at the Demised Premises naming Landlord as an additional insured and has delivered to Landlord a certificate of insurance evidencing such policy, and (iv) Tenant has procured the liability insurance policy required by Article XXIII hereof and has delivered to Landlord a certificate of insurance evidencing such policy.

          (I) Promptly after all requisite approvals have been granted and after the commencement of this Lease, Tenant shall commence the performance of Tenant's Work and shall diligently prosecute Tenant's Work to completion. Tenant shall perform all of Tenant's Work, in accordance with the Tenant's Plans, all legal requirements, all insurance requirements, and in a good and workmanlike manner. Tenant shall complete Tenant's Work as called for by Tenant's Plans, and Tenant shall obtain, if necessary permanent, unconditional certificates of occupancy or certificates of completion and shall deliver same to Landlord.

          (J) Landlord shall give Tenant a total allowance ("Allowance") of Twenty Five and 00/100 ($25.00) Dollars per square foot of Rentable Area in the Demised Premises as a credit towards the "hard" costs of the Tenant's Work, which Allowance Landlord shall be paid to Tenant in one lump sum payment upon completion of Tenant's Work as evidenced by the issuance of a temporary and/or permanent certificate(s) of occupancy covering all of Tenant's Work with the exception of minor "punchlist items", together with such paid invoices, sworn statements, mechanic's lien waivers and such other documentation as Landlord may reasonably request. During the course of performing Tenant's Work, Tenant shall pay all costs of the Tenant's Work within thirty (30) days after Tenant's receipt of invoices therefor, including amounts which may be in excess of the Allowance.

          (K) Intentionally Omitted.

          (L) Prior to a Tenant's Contractor entry onto the Premises to commence Tenant's Work, Tenant shall supply Landlord with the name, address and phone number of the contractor or subcontractor and Tenant will supply such information for all suppliers of materials for the Tenant's Work.

          (M) Landlord assumes no responsibility for Tenant's contractors, tools, equipment, material, etc., lost, stolen or damaged on the job site. The Tenant's contractor shall take necessary precautions to protect properly the finished work of his and other trades from damage during and at the end of each work day.

          (N) Tenant shall comply with the provisions of the current Federal Occupational Safety and Health Act and all current OSHA standards as well as any and all state and/or local ordinances related to health and safety, and shall be responsible for and shall pay any penalty imposed and for violations issued covering Tenant's Work in connection with the Demised Premises.

          (O) If Tenant fails to comply with any of the foregoing provisions, Landlord may, but shall not be obligated to comply with the foregoing at Tenant's expense and all costs incurred by Landlord shall be Additional Rent under the Lease.

          (P) All of Tenant's Work shall, upon installation, become the property of Landlord and shall remain upon and be surrendered with the Demised Premises upon the termination of the Lease.

          (Q) Tenant shall furnish to Landlord a set of "as-built" plans promptly after the completion of Tenant's Work.

          (R) After the completion of the Tenant's Work, any additional work or alterations which Tenant desires to perform shall comply with the provisions of this Article V, in addition to the other relevant provisions of this Lease.

                                    EXHIBIT C

                           BUILDING STANDARD CLEANING
                             AND JANITORIAL SERVICES

A.       GENERAL

         1. Cleaning work will be performed between 5 p.m. and 12 midnight, Monday through Friday, unless otherwise necessary.

         2. Abnormal waste removal (e.g., computer installation paper, bulk packaging, wood or cardboard crates, refuse from cafeteria operation, etc.) shall be Tenant's responsibility.

B.       DAILY OPERATIONS (5 TIMES PER WEEK)

         1.   TENANT AREAS

              a. Empty and clean waste receptacles, wash receptacles as necessary, replace liners as necessary.

              b.   Vacuum rugs and carpeted areas.

              c.   Empty, damp wipe and dry ashtrays.

         2.   LAVATORIES

              a.   Sweep and wash floors with disinfectant.

              b.   Wash both sides of toilet seats with disinfectant.

              c.   Wash mirrors, basins, bowls, urinals.

              d.   Spot clean toilet partitions.

              e.   Empty and disinfect sanitary napkin disposal receptacles.

              f. Refill toilet tissue, towel, soap, and sanitary napkin dispensers.

         3.   PUBLIC AREAS

              a. Wipe down entrance doors and clean glass (interior and exterior) and adjacent glass?

              b.   Vacuum elevator and wipe down doors and walls.

C.       OPERATIONS AS NEEDED (BUT NOT LESS THAN WEEKLY)

         1.   TENANT AND PUBLIC AREAS

              a.   Buff and clean marble/resilient floor areas.

D.       MONTHLY OPERATIONS

         1.   TENANT AREAS, LAVATORIES PUBLIC AREAS

              a. Hand-dust and wipe clean horizontal surfaces with treated cloths to include furniture, office equipment, window-sills, door ledges, chair rails, baseboards, convector tops, etc., within normal reach.

              b. Remove finger marks from private entrance doors, light switches, and doorways.

              c.   Sweep stairways, buff/clean marble floors.

E.       QUARTERLY OPERATIONS

         1.   TENANT AND PUBLIC AREAS

              a.   Thoroughly vacuum seat cushions on chairs, sofas, etc.

              b.   Vacuum and dust grillwork.

              c.   Wet mop stairwells.

         2.   LAVATORIES

              a.   Wash down interior walls and toilet partitions.

F.       AS REQUIRED AND WEATHER PERMITTING

         1.   Clean inside of windows in Building.

         2.   Clean outside of windows in Building.

                                    EXHIBIT D

                                    HOLIDAYS

         Tenant will not observe normal business hours on the following holidays:


1.       New Year's Day

2.       President's Day

3.       Memorial Day

4.       Independence Day

5.       Labor Day

6.       Thanksgiving Day

7.       Day after Thanksgiving Day

8.       Christmas Day

         The date in any given Lease Year upon which any of the above holidays will be observed shall be that date as shall be published annually by the New York State Banking Department.

                                    EXHIBIT E

                              RULES AND REGULATIONS

         A. GENERAL RULES AND REGULATIONS

         The following Rules and Regulations shall be applicable to the Building and the Demised Premises as said terms are defined in the Lease of which these Rules and Regulations are a part (hereinafter the "Lease"). Unless otherwise provided in these Rules and Regulations, all references to "tenant" or "tenants" shall be deemed to include "Tenant" as defined in the Lease. In the event of a conflict between these Rules and Regulations and the provisions of the Lease, the provisions of the Lease shall control:

         1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors and halls in the Building and Demised Premises shall not be obstructed or used for any purpose other than ingress and egress.

         2. No projection shall be attached to the outside walls of the Building. All electric ceiling fixtures hung in offices or space along the perimeter of the Building must be fluorescent, and of a quality, type, design and bulb color approved by Landlord. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without written consent of Landlord.

         3. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into public places in the Building shall not be covered or obstructed by any tenant, nor shall any articles be placed on any windowsills, window heating units or in front of any air-conditioning vents.

         4. The water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, sanitary napkins or other substances shall be thrown therein. All damage resulting from any misuse of such closets and fixtures shall be the responsibility of the tenant which, or whose servants, employees, agents, visitors or licensees shall have caused the same.

         5. No tenant shall mark, paint, drill into, or in any way deface any part of the Building except as expressly provided in the Lease.

         6. No bicycles, vehicles, birds or animals of any kind shall be brought into or kept in or about the Building, except those bicycles which shall be parked in any areas which may be specifically designated by Landlord for such purpose. Landlord assumes no responsibility for any bicycles so parked. Except as may be specifically provided in the Lease, no cooking shall be done or permitted by any tenant in the Building, except that the preparation of coffee, tea, hot chocolate and similar items for tenants and their employees and invitees shall be permitted provided the electric power therefor shall not exceed that amount which can be provided by a thirty (30) ampere circuit. Except as may be provided in the Lease, no tenant shall cause or permit any unusual or objectionable odors to be produced or to permeate the premises demised to it.

         7. No tenant shall utilize the premises occupied by it for the sole or major purpose of interviewing or hiring prospective employees and shall not advertise the address of the Building as the location for such interviewing or hiring. No premises shall be used for lodging or sleeping or for any immoral or illegal purposes.

         8. No tenant shall make, or permit to be made any unseemly or disturbing noises or disturb or interfere with (a) occupants of the Building or neighboring buildings or (b) those persons having business with said occupants, whether by the use of any musical instrument, television, radio, phonograph, unusual noise, or in any other way. No tenant shall throw anything out of the Building or into the passageways therein.

         9. No tenant or any of its servants, employees, agents, visitors or licensees, shall at any time bring or keep within the Building any flammable, combustible or explosive fluid, chemical or substance.

         10. Except as may be provided in the Lease, no additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in existing locks or the mechanism thereof. Landlord, at its expense, shall, at or prior to initial occupancy by any tenant, supply any and all necessary passkeys to any portion of the premises demised to any tenant pursuant to any lease. All keys issued thereafter shall be issued by Landlord at tenant's expense. Notwithstanding the foregoing, Tenant shall have the right to replace Landlord's locks and install security systems. Tenant shall supply Landlord with the necessary keys and security codes to permit entry in the event of a casualty, endangering life or property. Landlord's original locks, if replaced, shall be replaced at the end of the term of the Lease. Each tenant must, upon the termination of its tenancy, restore to the Landlord all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by, such tenant. In the event of the loss of any keys so furnished, such tenant shall pay to the Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes.

         11. All removals, or the carrying in or out of any safes, freight, furniture or bulky matter of any description, except in the ordinary course of business, must take place during the hours from 8:00 A.M. to 9:00 P.M. on Normal Business Days. No removal of said items may take place at times other than from 8:00 A.M. to 9:00 P.M. on normal business days. The moving of safes or other fixtures or bulky matter of any kind must be done upon twenty-four (24) hours, previous written notice to the Managing Agent of the Building and be under its supervision, and the person employed by any tenant for such work must be reasonably acceptable to the Landlord. Landlord shall have no right to inspect articles or packages being processed by Tenant for customer business. Except as may be provided in the Lease, Landlord reserves the right to prescribe the weight and position of all safes.

         12. Except as may be provided in the Lease, no tenant shall purchase spring water, ice, towels, janitorial, maintenance or other like services from any person not approved by the Landlord. No tenant shall have delivered to the Demised Premises from vendors located outside the Building any food or drink without the prior written approval of Landlord.

         13. Intentionally Omitted.

         14. Any persons employed by any tenant to do janitorial work, while in the Building and outside of the premises demised pursuant to the provisions of any lease, shall be subject to and under the control and direction of the Managing Agent of the Building (but not as an agent or servant of said Managing Agent or of the Landlord), and Tenant shall be responsible for all acts of such persons.

         15. All doors opening onto public corridors in the Building shall be kept closed, except when in use for ingress and egress.

         16. Any requests, notices or demands of any tenant to or upon the Landlord shall be in writing and addressed to the Managing Agent at the Building.

         17. Canvassing, soliciting (except business calls on potential customers in the Building) and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

         18. Except as may be provided in the lease, no supplementary air-conditioning unit or other similar apparatuses shall be installed or used by any tenant without the written consent of Landlord.

         19. There shall not be used in any space, or in the public areas of the Building, either by any tenant or others, any hand trucks except those equipped with rubber tires and rubber side guards.

         20. Smoking or carrying lighted cigars, pipes or cigarettes inside the Building is prohibited and will be permitted outside the Building only in areas designated by Landlord.

         21. Except as may be provided in the lease, Landlord shall have the right, exercisable without notice and without liability to any tenant, to change the name and address of the Building.

         B. PARKING AREA RULES AND REGULATIONS

         The following Parking Area Rules and Regulations shall apply to all parking areas and the parking structure serving the Building and the Demised Premises.

         1. All cars must be parked entirely within the stall lines.

         2. All directional signs and arrows must be observed.

         3. The speed limit shall be five (5) miles per hour.

         4. Parking is prohibited:

               (a) in areas not striped for parking.

               (b) in aisles.

               (c) where "no parking" signs are posted.

               (d) on ramps.

               (e) in cross-hatched areas.

               (f) in such other areas as may be designated by Landlord or
                   Landlord's designee.

         5. Parking stickers of any other device or form of identification supplied by Landlord shall remain the property of Landlord. Such parking identification device must be displayed as requested by Landlord and may not be mutilated in any manner. The serial number of any parking identification device may not be obliterated. Parking identification devices shall not be transferrable and any device in the possession of an unauthorized holder will be void. There will be a replacement charge to the tenant or person designated by tenant of $25 for loss of any magnetic parking card.

         6. Parking managers or attendants are not authorized to make or allow any exceptions to these Parking Area Rules and Regulations.

         7. Every parker is required to park and lock his own car. All responsibility for damage to cars is assumed by the parker.

         8. Loss or theft of parking identification devices from automobiles must be reported to the parking manager immediately, and a lost or stolen report must be filed by the parker at that time. Any parking identification devices reported lost or stolen and found on any unauthorized car will be confiscated and the illegal holder will be subject to prosecution. Lost or stolen devices which are subsequently recovered must be returned to the parking manager immediately.

         9. Washing, waxing, cleaning or servicing of any vehicle while in the parking areas by any person is prohibited.

         10. The Landlord or its designee reserves the right to refuse the issuance of stickers or other parking identification devices to any tenant or person and/or his agents or representatives who willfully refuses to comply with the above Parking Area Rules and Regulations and with all applicable municipal, state or federal ordinances, laws, regulations, or agreements (whether or not posted).

         11. Landlord shall have no obligation to remove or ticket any improperly parked vehicles from any parking space, whether or not said space is designated for the use of any particular tenant.